SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to § 240.14a-12.

BOYD GAMING CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box, if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Notice of Annual Meeting of Stockholders

To be held on May 15, 2008

To the Stockholders of Boyd Gaming Corporation:

You are invited to attend our 2008 Annual Meeting of Stockholders (“Annual Meeting”), which will be held at Suncoast Hotel and Casino, 9090 Alta Drive, Las Vegas, Nevada on May 15, 2008 at 11:00 a.m., local time, for the following purposes:

1.	To elect twelve members to our board of directors to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

3.	To approve an amendment to our 2002 Stock Incentive Plan to increase the number of shares of our common stock subject to the 2002 Stock Incentive Plan from 12,000,000 shares to 17,000,000 shares.

4.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The foregoing items of business, including the nominees for directors, are more fully described in the proxy statement which is attached to and made part of this notice.

Our board of directors has fixed the close of business on March 24, 2008 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

We are pleased to take advantage of new U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) instead of a paper copy of this proxy statement and our 2007 Annual Report to Stockholders. The Internet Availability Notice contains instructions on how to access those documents over the Internet. The Internet Availability Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2007 Annual Report to Stockholders and a form of proxy card or voting instruction card, as applicable. All stockholders who do not receive an Internet Availability Notice will receive a paper copy of the proxy materials by mail. We believe that this new process will reduce the costs of printing and distributing our proxy materials and also provides other benefits.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, if you received paper copies of these proxy materials we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the provided postage-prepaid envelope to ensure your representation and the presence of a quorum at the Annual Meeting. Stockholders that have accessed these proxy materials on the Internet, as well as those who have received paper copies, may vote by following the instructions included in this proxy statement or by following the instructions detailed in the Internet Availability Notice, as applicable. If you send in your proxy card or vote by telephone or the Internet, you may still decide to attend the Annual Meeting and vote your shares in person. Your proxy is revocable in accordance with the procedures set forth in this proxy statement.

By Order of the Board of Directors

William S. Boyd

Executive Chairman of the Board of Directors

Las Vegas, Nevada

April 2, 2008

i

BOYD GAMING CORPORATION

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

PROXY STATEMENT

INTRODUCTION

Our board of directors is soliciting proxies for our 2008 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

In this proxy statement:

•	“we,” “us” and the “Company” mean Boyd Gaming Corporation, a Nevada corporation, unless otherwise indicated; and

•

“Annual Meeting” means our 2008 Annual Meeting of Stockholders to be held on May 15, 2008 at 11:00 a.m., local time, at Suncoast Hotel and Casino, 9090 Alta Drive, Las Vegas, Nevada, and any adjournment or postponement thereof.

A copy of our 2007 Annual Report to Stockholders, this proxy statement and accompanying proxy card are being distributed or otherwise made available beginning on or about April 2, 2008. Our executive offices are located at 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169.

In accordance with the rules and regulations recently adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials to our stockholders by providing access to such documents on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) has been mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the documents accessible on the Internet. Stockholders that received the Internet Availability Notice have the ability to access the proxy materials on a website referred to in the Internet Availability Notice or request that a printed set of the proxy materials be sent to them, by following the instructions in the Internet Availability Notice.

The Internet Availability Notice also provides instructions on how to inform us to send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials or a link to a special website to access our proxy materials. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you terminate it.

Choosing to receive future proxy materials by e-mail will allow us to provide you with the proxy materials you need in a timelier manner, will save us the cost of printing and mailing documents to you.

QUESTIONS AND ANSWERS

What is the purpose of the Annual Meeting?

You are invited to attend the Annual Meeting to consider and vote on the following proposals:

1.	To elect twelve members to our board of directors to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

3.	To approve an amendment to our 2002 Stock Incentive Plan to increase the number of shares of our common stock subject to the 2002 Stock Incentive Plan from 12,000,000 shares to 17,000,000 shares.

4.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Who is entitled to vote at the Annual Meeting?

The close of business on March 24, 2008 has been fixed as the record date for determining the holders of shares of our common stock entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to attend and vote at the Annual Meeting. The only class of stock that is currently outstanding and that can be voted at the Annual Meeting is our common stock. Each outstanding share of common stock is entitled to one vote on each matter that comes before the Annual Meeting.

At the close of business on the record date, there were 87,776,580 shares of our common stock outstanding. Those shares represented by properly submitted proxies that are not duly revoked will be voted at the Annual Meeting.

How do I vote?

You may vote by ballot in person at the Annual Meeting. Alternatively, if your shares are registered directly in your name, you may submit a proxy and vote by using any of the following methods:

•

By Telephone—You may use any touch-tone telephone to vote at anytime until noon (Central Daylight Time) on May 14, 2008 by calling 1-800-560-1965. When voting by telephone, please have the last four digits of your Social Security Number or Tax Identification Number available, and follow the simple voice-guided instructions.

•

By Internet—You may use the Internet to vote at anytime until noon (Central Daylight Time) on May 14, 2008 by going to http://www.eproxy.com/byd. When voting by Internet, please have the last four digits of your Social Security Number or Tax Identification Number available, and follow the simple instructions contained on the website to obtain your records and create an electronic ballot.

•

By Mail—If you have received a printed proxy card, you may vote by completing, signing and dating the proxy card and returning it in the provided postage-paid envelope. Please mail your completed proxy card to Boyd Gaming Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

To determine how you may revoke or change your vote submitted by the telephone, Internet and mail methods described above, please refer to the section entitled “Can I change my vote after I submit my proxy?”.

If your shares are not registered directly in your name (e.g. you hold your shares in a stock brokerage account or through a bank or other holder of record), you may vote by following the instructions detailed on the Internet Availability Notice.

How does the board of directors recommend I vote on the proposals?

The board of directors recommends that you vote:

•	Proposal 1—FOR the election of each of the twelve nominees to our board of directors.

•	Proposal 2—FOR the ratification of the Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

•

Proposal 3—FOR the approval of an amendment to our 2002 Stock Incentive Plan to increase the number of shares of our common stock subject to the 2002 Stock Incentive Plan from 12,000,000 to 17,000,000 shares.

What if I do not specify how my shares are to be voted?

If no instruction is given with respect to any or all proposals to be acted upon at the Annual Meeting, your proxy will be voted “FOR” the election of each of the director nominees named in this proxy statement, “FOR” Proposal 2, and “FOR” Proposal 3, as applicable.

No matter currently is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice of Annual Meeting”). However, if any other matters are properly brought before the Annual Meeting for action, it is intended that the shares of our common stock represented by proxies will be voted by the persons named as proxies on the proxy card in accordance with their discretion on such matters.

Why did I receive an Internet Availability Notice instead of a full set of the proxy materials?

We are pleased to take advantage of new SEC rules that allow companies to furnish their proxy materials over the Internet. Accordingly, we sent to the majority of our stockholders the Internet Availability Notice regarding Internet availability of the proxy materials for this year’s Annual Meeting. Other stockholders were instead sent paper copies of the proxy materials accessible on the Internet. Instructions on how to access the proxy materials over the Internet or to request a paper copy can be found in the Internet Availability Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by submitting a request to us at www.boydgaming.com/proxymaterials; by mail at Boyd Gaming Corporation, 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169, Attn: Rob Stillwell, Vice President Corporate Communications; via toll-free telephone: 800-695-2455, Attn: Rob Stillwell, Vice President Corporate Communications; or via e-mail: robstillwell@boydgaming.com. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Why didn’t I receive an Internet Availability Notice?

We are providing certain stockholders, including stockholders who have previously requested to receive paper copies of proxy materials, with paper copies of the proxy materials instead of, or in addition to, an Internet Availability Notice. If you would like to assist us in reducing the cost of distributing our proxy materials in the future, you can consent to receiving future proxy materials and other stockholder communications electronically via e-mail or the Internet. To sign up for electronic delivery, please contact us at www.boydgaming.com/proxymaterials; by mail at Boyd Gaming Corporation, 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169, Attn: Rob Stillwell, Vice President Corporate Communications; via toll-free telephone: 800-695-2455, Attn: Rob Stillwell, Vice President Corporate Communications; or via e-mail: robstillwell@boydgaming.com, to submit your request.

Can I vote my shares by filling out and returning the Internet Availability Notice?

No. The Internet Availability Notice does, however, provide instructions on how to vote your shares.

Do I need an admission ticket to attend the Annual Meeting?

No. However, all stockholders will need to present a valid government-issued photo identification (e.g., a driver’s license or passport) at the door to be admitted to the Annual Meeting. Additionally, if you hold your shares in a stock brokerage account or in the name of a bank or other holder of record and you plan to attend the Annual Meeting, you will also need to obtain and present a copy of your brokerage account statement (which you can obtain from your broker) reflecting your ownership of our common stock as of the close of business on March 24, 2008, the record date for the Annual Meeting.

No cameras, recording equipment or other electronic devices will be permitted at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the “stockholder of record.” In such case, either the Internet Availability Notice or the Notice of Annual Meeting, this proxy statement and our 2007 Annual Report to Stockholders have been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In such case, either the Internet Availability Notice or the Notice of Annual Meeting, this proxy statement and our 2007 Annual Report to Stockholders should have been forwarded (or otherwise made available) to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

Can I change my vote after I submit my proxy?

Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•

properly submitting a subsequent proxy in one of the manners authorized and described in this proxy statement (such as via the Internet or by telephone pursuant to the voting procedures described above under “How do I vote?”); or

•	giving written notice of revocation to our Corporate Secretary prior to or at the Annual Meeting; or

•	attending and voting at the Annual Meeting.

Your attendance at the Annual Meeting will not have the effect of revoking your properly submitted proxy unless you follow one of the revocation procedures referenced above. Any written notice revoking a proxy should be sent to our Corporate Secretary (Attention: Brian A. Larson, Executive Vice President, Secretary and General Counsel) at 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169 and must be received before voting is closed at the Annual Meeting.

What are “broker non-votes”?

“Broker non-votes” are shares as to which a broker or nominee does not vote, or has indicated that it does not have discretionary authority to vote. Under the rules of the New York Stock Exchange (“NYSE”), certain matters submitted to a vote of stockholders are considered by the NYSE to be “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting. On those matters which the NYSE determines to be “non-routine,” brokerage firms that have not received instructions from their customers would not have discretion to vote. With respect to the proposals set forth in this proxy statement, we believe Proposal 1 and Proposal 2 are “routine” items and Proposal 3 is a “non-routine” item. Neither our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws nor Nevada corporate statutes address the treatment of broker non-votes and abstentions.

How many votes are required to approve the proposals?

The required votes to approve each proposal are as follows:

•

Proposal 1—a plurality of the votes cast is required for the election of directors. This means that the twelve director nominees receiving the greatest number of “FOR” votes will be elected to the board of directors. You may vote “FOR” or “WITHHELD” with respect to the election of directors. Only votes “FOR” are counted in determining whether a plurality has been cast in favor of a director. Broker non-votes and withheld votes are not counted for purposes of the election of directors.

•	Proposal 2—the affirmative vote of a majority of the shares present or represented at the Annual Meeting. Broker non-votes and abstentions will have the same effect as a vote cast against Proposal 2.

•	Proposal 3—the affirmative vote of a majority of the shares present or represented at the Annual Meeting. Broker non-votes and abstentions will have the same effect as a vote cast against Proposal 3.

Who will count the votes?

Votes cast by proxy or in person will be tabulated by the Inspector of Elections for the Annual Meeting, Wells Fargo Shareowner Services. The Inspector of Elections will also determine whether or not a quorum is present.

What is a quorum, and how is it determined?

For business to be properly conducted and the vote of stockholders to be valid at the Annual Meeting, a quorum must be present. The presence, in person or by proxy, of the holders of a majority of shares of our common stock issued and outstanding as of the record date is necessary to constitute a quorum at the Annual Meeting. Shares represented at the Annual Meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Accordingly, abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Who pays for the cost of this proxy solicitation?

We will bear all costs of this proxy solicitation, which will include the expense of preparing and mailing the Internet Availability Notice and the proxy materials referenced therein for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically, via the Internet or e-mail, or by facsimile or mail through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 1, 2008 by:

•	each person who is a director nominee;

•	each of our executive officers named in the Summary Compensation Table contained herein;

•	all the director nominees and our executive officers as a group; and

•	each person who is known by us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, each individual listed below has sole investment power and sole voting power with respect to the shares of our common stock owned by that person. Percentage ownership is based on an aggregate of 87,757,080 shares of our common stock outstanding on March 1, 2008.

Name (1)	Number of Shares Owned and Nature of Beneficial Ownership		Percent of Class
Director Nominees
William S. Boyd	16,031,518	(2)	18.12%
Marianne Boyd Johnson	13,557,154	(3)	15.41%
William R. Boyd	2,022,300	(4)	2.30%
Keith E. Smith	498,500	(5)	*
Robert L. Boughner	358,871	(6)	*
Thomas V. Girardi	157,645	(7)	*
Billy G. McCoy	15,186	(8)	*
Frederick J. Schwab	11,800	(9)	*
Luther W. Mack, Jr.	10,873	(10)	*
Peter M. Thomas	10,800	(11)	*
Veronica J. Wilson	10,800	(12)	*
Michael O. Maffie	10,300	(13)	*

Other Named Executive Officers
Paul J. Chakmak	143,334	(14)	*
All directors and executive officers as a group (15 persons)	32,920,582	(15)	36.68%

5% or Greater Stockholders
William S. Boyd	16,031,518	(2)	18.12%
Marianne Boyd Johnson	13,557,154	(3)	15.41%
Private Capital Management, L.P. 8889 Pelican Bay Blvd., Suite 500 Naples, FL 34108	6,865,504	(16)	7.82%
Baron Capital Group, Inc. and affiliates 767 Fifth Avenue New York, NY 10153	4,895,600	(17)	5.58%

*	Indicates less than 1% of class.
(1)	Except as otherwise noted, the mailing address of all persons on the list set forth above is 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169.
(2)	Includes 15,227,620 shares of our common stock held by the William S. Boyd Gaming Properties Trust, of which Mr. Boyd is trustee, settlor and beneficiary; 28,000 shares held by the William S. Boyd Family Corporation, which is wholly owned by Mr. Boyd; and 34,245 shares held by W.S.B., Inc., which is wholly owned by Mr. Boyd. Also includes 730,001 shares issuable pursuant to options exercisable within 60 days of March 1, 2008; 1,114,115 shares of our common stock which are pledged or held in a margin account; and 11,652 vested Career Restricted Stock Units granted under our Career Share Program, each representing a contingent right to receive one share of our common stock.
(3)

Includes 1,698,761 shares of our common stock held by the Marianne E. Boyd Gaming Properties Trust (“MBGPT”), of which Ms. Johnson is trustee, settlor and beneficiary; 27,708 shares held by the Aysia Lynn Boyd Education Trust, of which Ms. Johnson is a trustee; 27,708 shares held by the Taylor Joseph Boyd

Education Trust, of which Ms. Johnson is a trustee; 26,418 shares held by the William Samuel Boyd Education Trust, of which Ms. Johnson is a trustee; 27,708 shares held by the Samuel Joseph Boyd, Jr. Education Trust, of which Ms. Johnson is a trustee; 27,708 shares held by the T’Mir Kathleen Boyd Education Trust, of which Ms. Johnson is a trustee; 26,218 shares held by the Josef William Boyd Education Trust, of which Ms. Johnson is a trustee; 12,310 shares held by the Justin Boyd Education Trust, of which Ms. Johnson is a trustee; 91,324 shares held by the Johnson Children’s Trust, dated June 24, 1996, Bruno Mark, trustee; 130,247 shares held by the William R. Boyd and Myong Boyd Children’s Trust, dated August 1, 1993, of which Ms. Johnson is the trustee; 223,575 shares held by the William S. Boyd Grantor Retained Annuity Trust #3, of which Ms. Johnson is the trustee; 109,243 shares held by the BG-99 Grantor Retained Annuity Trust #2, of which Ms. Johnson is the trustee; 114,768 shares held by the BG-99 Grantor Retained Annuity Trust #3, of which Ms. Johnson is the trustee; 12,934 shares held by the BG-00 Grantor Retained Annuity Trust #2, of which Ms. Johnson is the trustee; 23,712 shares held by the BG-00 Grantor Retained Annuity Trust #3, of which Ms. Johnson is the trustee; 3,920 shares held by the BG-01 Grantor Retained Annuity Trust #2, of which Ms. Johnson is the trustee; 17,005 shares held by the BG-01 Grantor Retained Annuity Trust #3, of which Ms. Johnson is the trustee; 761,178 shares held by the W.M. Limited Partnership, of which MBGPT is the general partner; 2,064,010 shares held by the BG-99 Limited Partnership, of which MBGPT is the general partner; 2,591,207 shares held by the BG-00 Limited Partnership, of which MBGPT is the general partner; 2,608,686 shares held by the BG-01 Limited Partnership, of which MBGPT is the general partner; and 2,664,178 shares held by the BG-02 Limited Partnership, of which MBGPT is the general partner. Also includes 239,999 shares issuable pursuant to options exercisable within 60 days of March 1, 2008 and 1,109,320 shares of our common stock which are pledged or held in a margin account. Ms. Johnson disclaims beneficial ownership of the shares held by the above referenced Education Trusts, the Johnson Children’s Trust, the William R. Boyd and Myong Boyd Children’s Trust, the above referenced Grantor Retained Annuity Trusts and the above referenced Limited Partnerships, except to the extent of her pecuniary interests in a trust or other entity that owns such shares.

(4)	Includes 1,904,093 shares of our common stock held by the William R. Boyd Gaming Properties Trust, of which Mr. Boyd is trustee, settlor and beneficiary; and 28,307 shares held by the Sean William Johnson Education Trust, of which Mr. Boyd is trustee. Also includes 88,334 shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2008. Mr. Boyd disclaims beneficial ownership of the shares held by the Sean William Johnson Education Trust.
(5)	Includes 325 shares of our common stock owned by Mr. Smith’s wife. Also includes 376,667 shares issuable pursuant to options exercisable within 60 days of March 1, 2008.
(6)	Includes 93,870 shares of our common stock held by the Robert L. Boughner Investment Trust, of which Mr. Boughner is trustee, and which are pledged or held in a margin account. Includes 265,001 shares issuable pursuant to options exercisable within 60 days of March 1, 2008.
(7)	Includes 3,750 shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2008. Includes 5,300 restricted stock units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.
(8)	Includes 4,500 shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2008. Includes 5,300 restricted stock units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.
(9)	Includes 6,500 shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2008. Includes 5,300 restricted stock units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.
(10)	Includes 4,250 shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2008. Includes 5,300 restricted stock units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.
(11)	Includes 3,000 shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2008. Includes 5,300 restricted stock units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.
(12)	Includes 5,500 shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2008. Includes 5,300 restricted stock units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.
(13)	Includes 2,000 shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2008. Includes 5,300 restricted stock units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.

(14)	Includes 138,334 shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2008.
(15)	Includes 1,942,837 shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2008. Also includes 2,317,305 shares of our common stock which are pledged or held in a margin account. Also includes 48,752 vested restricted stock units (of which 11,652 are Career Restricted Stock Units), each representing a contingent right to receive one share of our common stock.
(16)	Based solely on information contained in Schedule 13G, Amendment 4, filed with the SEC on February 14, 2008 by Private Capital Management, L.P., which is referred to as “PCM”: (i) PCM filed such amendment as an Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940; (ii) PCM exercises shared voting authority with respect to shares held by those PCM clients that have delegated proxy voting authority to PCM, and such delegation may be granted or revoked at any time at the client’s discretion; (iii) PCM has sole dispositive and voting power over 76,100 shares and shared dispositive and voting power over 6,789,404 shares; and (iv) PCM disclaims beneficial ownership of the shares over which it has dispositive power and disclaims the existence of a group.
(17)	Based solely on information contained in Schedule 13G, filed with the SEC on February 14, 2008 jointly by Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), Baron Capital Management, Inc. (“BCM”) and Ronald Baron (“Baron”): (i) BCG and Baron are parent holding companies (in accordance with Rule 13d-1(b)(ii)(G) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), BAMCO and BCM are investment advisers registered under Section 203 of the Investment Advisors Act of 1940 and BCG, BAMCO, BCM and Baron are collectively a group (in accordance with Rule 13d-1(b)(ii)(J) of the Exchange Act); (ii) As of December 31, 2007 BCG, BAMCO, BCM and Baron beneficially owned 4,895,600 shares, 4,737,800 shares, 157,800 shares and 4,895,600 shares, respectively, of our common stock, representing approximately 5.6%, 5.4%, 0.2% and 5.6%, respectively, of our outstanding common stock; (iii) BCG and Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Baron; (iv) BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates; (v) BCG, BAMCO, BCM and Baron each have sole dispositive and voting power as to zero shares; (vi) BCG, BAMCO, BCM and Baron have shared voting power as to 4,634,600 shares, 4,476,800 shares, 157,800 shares and 4,634,600 shares, respectively, and shared dispositive power as to 4,895,600 shares, 4,737,800 shares, 157,800 shares and 4,895,600 shares, respectively; (vii) by virtue of investment advisory agreements with their respective clients, BAMCO and BCM have been given the discretion to dispose of the securities in the advisory accounts, but all such discretionary agreements are revocable; and (viii) BAMCO and BCM are subsidiaries of BCG, and Baron owns a controlling interest in BCG.

CORPORATE GOVERNANCE

Director Independence

We are committed to having sound corporate governance principles and maintaining our integrity in the marketplace. Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are available on our website at www.boydgaming.com. We will also provide a paper copy of this information to stockholders upon written request. Our Code of Business Conduct and Ethics applies to each of our directors, officers and employees.

Our board of directors has determined that each of Thomas V. Girardi, Luther W. Mack, Jr., Michael O. Maffie, Billy G. McCoy, Frederick J. Schwab, Peter M. Thomas and Veronica J. Wilson is “independent,” as defined in Section 303A of the New York Stock Exchange Listed Company Manual and within the meaning of our director independence standards (detailed below).

To be considered “independent,” a director must be determined, by resolution of our board of directors as a whole, after due deliberation, to have no material relationship with the Company other than as a director. In each case, our board of directors shall broadly consider all relevant facts and circumstances and shall apply the following standards:

1.	a director who is an employee, or whose immediate family member is an executive officer, of the Company or any of its subsidiaries is not “independent” until three years after the end of such employment relationship;

2.	a director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $100,000 per year in such compensation;

3.	a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company or any of its subsidiaries is not “independent” until three years after the end of the affiliation or the employment or auditing relationship;

4.	a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s or any of its subsidiaries present executives serve on that company’s compensation committee is not “ independent” until three years after the end of such service or the employment relationship;

5.	a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company (which does not include chartable entities) that makes payments to, or receives payments from, the Company or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1.0 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold; and

6.	any director that has a material relationship with the Company shall not be independent. Any relationship not required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be presumptively not material. For relationships not covered by the preceding sentence, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the board of directors. We would explain in the next proxy statement the basis for any board determination that a relationship is immaterial despite the fact that it does not meet the categorical standards of immateriality set forth above.

In making its independence determination regarding Mr. Thomas, the board of directors considered, among other things, the transactions between the Company and Switch Communications Group, LLC (“SCG”) and its majority-owned subsidiary, Switch Business Solutions, LLC (“SBS”) described in the section of this proxy statement titled “Transactions with Related Persons.” In determining that Mr. Thomas is “independent,” our board of directors considered the following facts and circumstances (without giving one factor any more significance than another), among others: (i) that the transactions with SCG and SBS were negotiated on an arm’s-length basis, and are ordinary course, commercial transactions; (ii) Mr. Thomas’ limited ownership interest in SCG and SBS; (iii) the passive nature of Mr. Thomas’ ownership and involvement in SCG and SBS, including that he is neither an officer nor employee of SBS or SCG, he is not a member of SBS and is a non-managing member of SCG, and he does not have an active role in providing services to either entity; (iv) the immaterial dollar amounts that we, or our subsidiaries paid (or are expected to pay in fiscal 2008) to SCG and SBS and the competitive rates at which such amounts were paid; and (v) Mr. Thomas’ personal net worth.

Selection of Directors

Stockholder Nominations

The policy of our Corporate Governance and Nominating Committee is to consider properly submitted stockholder nominations for candidates for membership on the board of directors as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Corporate Governance and Nominating Committee will address the membership criteria set forth under “Director Qualifications.” Any stockholder nominations proposed for consideration by the Corporate Governance and Nominating Committee should include the nominee’s name and qualifications for membership on the board of directors and should be addressed to:

Boyd Gaming Corporation

3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169

Attn: Brian A. Larson, Executive Vice President, Secretary and General Counsel

In addition, our Amended and Restated Bylaws permit stockholders to nominate individuals for consideration in director elections at an annual stockholder meeting. Pursuant to our Amended and Restated Bylaws, in order to make such a nomination, a stockholder is required to, not less than 60 days prior to the date of the annual meeting of stockholders, deliver a notice to our Corporate Secretary setting forth:

•	the name, age, business address and the residence address of each nominee proposed in such notice;

•	the principal occupation or employment of each such nominee;

•	the number of shares of capital stock of the Company which are beneficially owned by each such nominee; and

•

such other information concerning each such nominee as would be required, under the rules of the SEC, to be disclosed in a proxy statement soliciting proxies for the election of such nominees pursuant to Regulation 14A of the Exchange Act.

A nomination notice must include a signed consent of each such nominee to serve as a member of our board of directors, if elected. In the event that a person is validly designated as a nominee in accordance with our Amended and Restated Bylaws and thereafter becomes unable or unwilling to stand for election to the board of directors, our board of directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

Director Qualifications

Our Corporate Governance Guidelines contain membership criteria that apply to nominees for a position on our board of directors. Under these criteria, members of our board of directors should possess certain core competencies, some of which may include broad experience in business, finance or administration, familiarity with national and international business matters, and familiarity with the gaming industry. In addition to having one or more of these core competencies, members of our board of directors are identified and considered on the basis of knowledge, experience, integrity, diversity, leadership, reputation, and ability to understand our business.

Identifying and Evaluating Nominees for Directors

Our Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. Our Corporate Governance and Nominating Committee has the duty of regularly assessing the composition of our board of directors, including size of our board of directors, diversity, age, skills and experience in the context of the needs of our board of directors. In addition, our Corporate Governance and

Nominating Committee also has the duty of identifying individuals qualified to become members of the board of directors. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current members of our board of directors, professional search firms, stockholders or other persons. These candidates will be evaluated by our Corporate Governance and Nominating Committee and may be considered at any point during the year. As described above, our Corporate Governance and Nominating Committee will consider properly submitted stockholder nominations for candidates for our board of directors. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by our Corporate Governance and Nominating Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to our Corporate Governance and Nominating Committee. Stockholder nominees that comply with our nomination procedures will receive the same consideration that our Corporate Governance and Nominating Committee nominees receive.

We have previously reviewed, and our Corporate Governance and Nominating Committee may in the future review, materials provided by professional search firms or other parties to identify, evaluate and recruit potential director nominees who are not proposed by a stockholder. In addition, a professional search firm may be used to make initial contact with potential candidates to assess, among other things, their availability, fit and major strengths.

Presiding Director; Stockholder Communication with Directors

Our independent directors designate one non-management director to serve as the Presiding Director to chair the board of directors’ non-management director sessions. The Presiding Director serves for a one-year term, provided that no Presiding Director serves for more than three years in any five-year period. Our independent directors have designated Peter M. Thomas as our Presiding Director. Our stockholders and other interested parties may communicate with our board of directors and the Presiding Director by writing to:

Boyd Gaming Corporation

3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169

Attn: Brian A. Larson, Executive Vice President, Secretary and General Counsel

Communications will be reviewed by our General Counsel and if they are relevant to, and consistent with, our operations and policies, they will be forwarded to our board of directors or the Presiding Director, as applicable.

Board Committees

Our board of directors has an Audit Committee, a Corporate Governance and Nominating Committee and a Compensation and Stock Option Committee. Our board of directors has adopted a written charter for each of these committees, which are available on our website at www.boydgaming.com.

Audit Committee.    The functions of the Audit Committee include reviewing and supervising our financial controls, appointing our independent registered public accounting firm, reviewing our books and accounts, meeting with our officers regarding our financial controls, acting upon recommendations of our auditors and taking such further actions as the Audit Committee deems necessary to complete an audit of our books and accounts. Each of the members of the Audit Committee is “independent,” as defined in Section 303A of the New York Stock Exchange Listed Company Manual and Rule 10A-3(b)(1) of the Exchange Act. The board of directors has determined that all of the members of the Audit Committee are “audit committee financial experts” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.

Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee’s functions include assisting the board of directors in identifying qualified individuals to become members of the board of directors, determining the composition and compensation of the board of directors and its committees, conducting annual reviews of each director’s independence and making recommendations to the board of directors based on its findings, recommending to the board of directors the director nominees for the annual meeting of stockholders, establishing and monitoring a process of assessing the board of directors’ effectiveness, and developing and recommending to the board of directors and implementing a set of corporate governance principals and procedures applicable to the Company. Each member of the Corporate Governance and Nominating Committee is “independent” as defined in Section 303A of the New York Stock Exchange Listed Company Manual.

Compensation and Stock Option Committee.    The Compensation and Stock Option Committee’s functions include reviewing with management cash and other compensation policies for employees, making recommendations to the board of directors regarding compensation matters, determining compensation for the Chief Executive Officer and providing oversight of our compensation philosophy as described under “Executive Officer and Director Compensation—Compensation Discussion and Analysis.” In addition, the Compensation and Stock Option Committee administers the Company’s stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder. Each member of the Compensation and Stock Option Committee is “independent” as defined in Section 303A of the New York Stock Exchange Listed Company Manual.

Our Compensation and Stock Option Committee, independent of management, determines the compensation of our Chief Executive Officer. For fiscal year 2007, our Chief Executive Officer reviewed the compensation of the other members of our seven (7) member management committee (the “Management Committee”) and made compensation recommendations to our Compensation and Stock Option Committee for their review and approval as described under “Executive Officer and Director Compensation—Compensation Discussion and Analysis.” The Compensation and Stock Option Committee believes that input from both our executive officers and from compensation consultants retained from time to time provides useful information and points of view to assist it in making decisions on compensation.

Hewitt Associates (“Hewitt”), a nationally recognized consulting firm, has been engaged from time to time to assist the Company in the evaluation of our compensation practices and programs. For example, Hewitt has periodically reviewed and provided recommendations regarding modifications to our executive compensation program. In 2007, Hewitt was engaged to provide analysis regarding compensation to be earned by certain of our named executive officers in 2008, taking into account the current competitive environment in our industry and various executive officer promotions effective January 2008, specifically, the new roles and responsibilities of Messrs. Smith, Boyd and Chakmak, as our new President and Chief Executive Officer, Executive Chairman of the Board of Directors and Executive Vice President and Chief Operating Officer, respectively. A representative of Hewitt attended meetings of the Compensation and Stock Option Committee in 2007 and may be invited to attend future committee meetings.

The Compensation and Stock Option Committee has the sole authority to retain and terminate any consultant that it uses to assist it in making compensation determinations and has the sole authority to approve that consultant’s fees and other retention terms. The Compensation and Stock Option Committee also has the authority to obtain advice and assistance from such other advisors that it deems necessary or appropriate.

Compensation and Stock Option Committee Interlocks and Insider Participation

During 2007, members of our Compensation and Stock Option Committee included Messrs. Maffie, Girardi and McCoy. None of the Company’s executive officers serves as a director or member of the compensation committee (or other board committee performing equivalent functions) of another entity that has one or more executive officers serving on the Company’s Compensation and Stock Option Committee.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

We compensate our Named Executive Officers primarily through base salary, short and long-term bonuses and equity compensation. Our executive compensation practices are designed to be competitive with comparable employers in our industry, to closely align compensation with our annual objectives and long-term goals, to reward above-average corporate performance, to recognize individual initiative and achievements, and to assist us in attracting and retaining qualified executives.

Process.    Our compensation process consists of establishing an overall compensation target for each senior executive and then allocating that compensation among base salary and incentive compensation. At the senior-most corporate levels, we design the incentive compensation to primarily reward company-wide performance. At the property or business unit level, we design the incentive compensation to reward the achievement of specific operational goals within areas under the control of the relevant management employees, although company-wide performance is also a factor.

In establishing compensation, our Compensation and Stock Option Committee (the “Compensation Committee”), among other things:

•	reviews with management our cash and other compensation policies for all of our employees;

•	reviews the performance of our executive officers and all components of their compensation;

•	evaluates the effectiveness of our overall executive compensation program on a periodic basis; and

•	administers our stock and bonus plans and, within the terms of the respective stock plan, determines the terms and conditions of the issuances thereunder.

In addition, our Compensation Committee annually reviews and approves our corporate goals and objectives relative to our Chief Executive Officer’s compensation, evaluates his compensation in light of such goals and objectives, and has the sole authority to set the Chief Executive Officer’s compensation based on this evaluation. For 2007, the members of the Compensation Committee reviewed and approved the Chief Executive Officer’s recommendations regarding the compensation of the other members of our Management Committee, including the other Named Executive Officers. In addition to its annual review of our compensation practices and programs, our Compensation Committee may, from time to time, review those practices and programs at other times of the year and generally has the authority to, subject to any existing contractual or other rights of participants, modify or terminate those practices and programs.

On August 1, 2007, we reported the appointment, effective January 1, 2008, of Mr. Smith as our President and Chief Executive Officer, Mr. Boyd as our Executive Chairman of the Board of Directors and Mr. Chakmak as our Executive Vice President and Chief Operating Officer; and on December 6, 2007, the Compensation Committee determined the new compensation arrangements for Messrs. Smith, Boyd and Chakmak in connection with their new positions. Messrs Smith, Boyd and Chakmak are each a member of our Management Committee and are each included as a Named Executive Officer. Also, effective January 1, 2008, Josh Hirsberg was appointed our Senior Vice President, Treasurer and Chief Financial Officer.

We have historically engaged compensation consultants to assist us in the evaluation of our compensation practices and programs. For example, Hewitt has from time to time reviewed and provided recommendations regarding modifications to our executive compensation program. In 2007, Hewitt was engaged to provide analysis regarding compensation to be earned by certain of our Named Executive Officers in 2008. This analysis took into account the competitive environment in our industry and various executive officer promotions effective in January 2008, specifically, the new roles and responsibilities of Messrs. Smith, Boyd and Chakmak discussed above.

Objectives of our Compensation Program

Our compensation program is designed to reward an executive officer’s current contribution to the Company, as well as the officer’s impact and involvement in our present and future performance. The compensation of our executive officers, including our Named Executive Officers, is set at levels that are intended to be competitive with other leading casino hotel companies selected for the purpose of comparing compensation practices on the basis of a number of factors relative to our Company, such as those companies’ size and complexity, the nature of their businesses and the regions in which they operate.

In addition, we have designed our compensation program to further align the compensation of the members of our Management Committee with our future performance and strategic objectives. Our Management Committee plays an active and critical role in the leadership and strategy for the development, operations and growth of our Company. Our Management Committee includes members of our senior management and all of our Named Executive Officers.

Primary Components of our Compensation Program

There are three primary components of our executive compensation program:

•	base salary;

•	short-term bonus; and

•	long-term compensation (including long-term bonus and equity compensation).

Base Salary.    We provide our executive officers with a base salary that we believe is competitive and that corresponds and fairly relates to their status and accomplishments, both professionally and within our industry. Individual base salaries are established based on an executive officer’s historical performance and anticipated future contribution. Salaries are reviewed annually and adjusted from time to time to recognize individual performance, promotions, competitive compensation levels and other subjective factors.

For 2007, our Compensation Committee, independent of management, determined the compensation of our Chief Executive Officer, including his base salary. For 2008, our Compensation Committee, independent of management, determined the compensation of our Chief Executive Officer, Executive Chairman of the Board of Directors and Chief Operating Officer, including their respective base salaries. For compensation earned in 2007, our Chief Executive Officer reviewed the compensation of our other Named Executive Officers and made compensation recommendations to our Compensation Committee for their review and approval. Where appropriate, our Chief Executive Officer has considered the following factors in establishing the compensation for our other Named Executive Officers:

•	the Named Executive Officer’s qualifications, experience, scope of responsibilities and anticipated future performance;

•

the Named Executive Officer’s role within the Company, including, where applicable, the role on various corporate committees, such as the Management Committee, Corporate Compliance Committee and the Diversity Committee;

•	the general overall performance of the Named Executive Officer;

•	competitive pay practices at companies within our industry; and

•	compensation analysis performed for us by Hewitt.

In approving the compensation, including the base salaries, for each of our Named Executive Officers (other than our Chief Executive Officer) for 2007, the Compensation Committee reviewed the Chief Executive Officer’s compensation recommendations, determined that no changes to the Chief Executive Officer’s recommendations were necessary and approved the recommended compensation.

In determining the 2007 compensation for Mr. Boyd as our Chief Executive Officer, including his base salary, our Compensation Committee considered factors similar to those set forth above, as applicable. The Compensation Committee also took into consideration the record of his leadership and vision over the past 34 years; his close identification with our Company by our employees, the financial community and the general public; and the recognition by the Compensation Committee and others in the gaming industry of the importance of his leadership to our continued success.

Short-Term Bonus.    For 2007, we paid short-term bonuses to members of our Management Committee, including our Named Executive Officers, under our 2000 Executive Management Incentive Plan (“2000 MIP”). We

also paid short-term bonuses to our executive officers, other than to members of Management Committee, pursuant to our Annual Management Incentive Plan (the “Annual Plan”). None of our Named Executive Officers participated in the Annual Plan for their short-term bonus during 2007.

Our practice is to award cash bonuses primarily based upon performance objectives; however from time to time, we have used, and may in the future use, other goals or measures. Bonus awards under our 2000 MIP for 2007 were set as a percentage of base salary, with the specific target percentage determined by the participant’s position, level and scope of responsibility within the Company so that highly compensated executives received a relatively larger percentage of their total compensation in bonuses dependent on performance. For our non-Management Committee executives, short-term bonus awards under our Annual Plan were set under similar criteria and philosophy.

Whether short-term bonuses are awarded under the 2000 MIP or the Annual Plan, and the amount of the bonus if awarded, is dependent on the achievement of specified goals. In addition, no amounts will be paid under the 2000 MIP or the Annual Plan if the respective threshold performance level is not achieved; provided, however, that as it relates to awards under our Annual Plan, our Chief Executive Officer may use the discretion granted to him by the Compensation Committee, subject to its oversight, to make determinations regarding payments under the Annual Plan. The achievement of quantitative goals at the relevant department, property and corporate levels is the sole factor in determining individual short-term bonuses under the 2000 MIP and the primary factor in determining individual bonuses under the Annual Plan. Such quantitative goals are linked to the achievement of specified earnings and other performance targets. For the Named Executive Officers, short-term bonus awards under the 2000 MIP are exclusively based on achievement of a specified level of corporate performance, measured by our budgeted pre-tax income, as approved by our board of directors, adjusted by certain items to reflect ongoing operations. For short-term bonuses awarded under the Annual Plan, in addition to the pre-established quantitative goals, there was a discretionary component based on individual performance, representing up to a maximum of 20%, which was determined for each participant on a case-by-case basis. No such discretionary component exists under the 2000 MIP. In addition, our Chief Executive Officer has been given the authority by, and acts under the oversight of, the Compensation Committee to use his discretion to make determinations regarding payments to be made with respect to participants under the Annual Plan.

In order to be more competitive with companies in our industry, the Compensation Committee modified the Annual Plan in 2006, with similar modifications being made to short-term bonus awards under the 2000 MIP beginning in 2007, to provide for payout of target awards based on a broader range of performance and to increase the payout for maximum performance from 150% of the target award (at achievement of 120% of the target performance level) to 200% of the target award (at achievement of 130% or more of the target performance level) for certain executive officers, including our Named Executive Officers. Similarly, the Compensation Committee also increased target bonus levels, as a percentage of base salary, for select Named Executive Officers. Our specific performance targets, including our budgeted pre-tax income, are confidential. The maximum bonus level reflects the achievement of 130% or more of the target performance level. By comparison, the threshold bonus level reflects achievement of 80% of the target performance level. The target bonus level represents achieving an amount that is between 95-105% of the board approved target performance level. Maximum bonus levels can only be attained if our business results are exceptional, and which, since 1997, have been achieved on only three occasions (at the prior maximum 120% of target performance level). Threshold bonus levels reflect more attainable business results, and have been achieved or exceeded in all but two years since 1997.

For 2007, the Compensation Committee determined that all of the members of the Management Committee, including the Named Executive Officers, should participate in the 2000 MIP. The Compensation Committee believes that having all of the members of the Management Committee participate in the same plan for their short-term bonuses provides for greater internal pay equity, increased coordination of incentives and creates a greater performance incentive because 100% of the short-term bonus will be based on corporate performance. None of our Named Executive Officers participated in the Annual Plan for their short-term bonus during 2007.

As a percentage of base salary, for each of our Named Executive Officers for 2007, short-term bonuses under the 2000 MIP were paid based on the following parameters:

Executive	Threshold Performance Level	Target Bonus	Maximum Bonus
William S. Boyd	50%	100%	200%
Robert L. Boughner	37.5%	75%	150%
Keith E. Smith	37.5%	75%	150%
Paul J. Chakmak	20%	40%	80%
Marianne Boyd Johnson	15%	30%	60%

For amounts earned as short term bonuses under the 2000 MIP in 2007, please see “—Summary Compensation Table.” It is anticipated that short-term bonus amounts that may be earned under the 2000 MIP in 2008, if any, will be based on the following “threshold performance level,” “target bonus” and “maximum bonus” percentages: 37.5%, 75% and 150% for Messrs. Boyd, Boughner and Chakmak, 50%, 100% and 200% for Mr. Smith and 20%, 40% and 80% for Ms. Johnson.

Long-Term Compensation.    For 2007, we provided long-term compensation to our executive officers, including our Named Executive Officers, in the form of cash bonus awards granted under our 2000 MIP and equity incentive awards granted under our 2002 Stock Incentive Plan. In order to remain competitive and to bring our long-term compensation program in-line with others in our industry, commencing with 2006 and continuing in 2007, we targeted a specific dollar amount for long-term compensation, with a significant portion of the target to be awarded in equity and a smaller portion of the target to be awarded in cash.

Long-Term Bonuses

Our 2000 MIP also provides bonus awards to certain of our executive officers if long-term targets are achieved. Long-term awards under our 2000 MIP have a three-year performance period. For example, a long-term award granted under the 2000 MIP in 2007 has a performance period that ends in December 2009. After the end of each three-year performance period, the Compensation Committee must approve, in writing, the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award, if any, for each participant will be determined by applying the formula to the level of actual performance which has been approved by the Compensation Committee. The Compensation Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. For example, for the awards payable in connection with the performance period ending in 2007, our Compensation Committee reduced the amount of the awards to address the effects that the overall consolidation in our industry has had on the applicable formula and the unintended increase in the resulting award amounts due to such consolidation. This reduction resulted in the payment of awards earned for the performance period ending in 2007 in amounts that did not exceed the targets that were originally established for such period. Awards under the 2000 MIP generally will be payable in cash after the end of the plan period during which the award was earned. However, the Compensation Committee has authority under the 2000 MIP to, in its discretion, declare any award wholly or partially payable in an equivalent amount of restricted stock issued under our 2002 Stock Incentive Plan or any successor equity compensation plan. All awards in 2007 were paid in cash.

For long-term awards granted under the 2000 MIP in February 2007 for the 2007 – 2009 performance period, there are currently six individuals eligible for awards, including all of the members of our Management Committee, other than Mr. Boyd. For awards granted under the 2000 MIP for the 2007 – 2009 performance period, the performance criteria used relates to the relative growth in our total stock return, which takes dividends into account (“Total Stock Return”), compared to the growth in the Total Stock Return of the companies included in Standard & Poor’s Mid-Cap 400 Index (“Index”). This represents the same performance criteria that was utilized by the Compensation Committee for awards granted under the 2000 MIP in 2006 for the 2006 – 2008 performance period. There are seven individuals that continue to be eligible for awards in the 2006 – 2008 performance period, including all of the Named Executive Officers, other than Mr. Boyd.

In determining awards to be made under the 2000 MIP for both long-term and short-term bonuses, the Compensation Committee may approve a formula based on one or more objective criteria to measure corporate performance. Performance criteria must include one or more of the following: our pre- or after-tax earnings, revenue growth, operating income, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, share price growth, stockholder returns, gross or net profit margin, earnings per share, price per share and market share, any of which may be measured either in absolute terms, or as compared to any incremental increase, or as compared to results of a peer group. The Compensation Committee may set performance goals that differ from participant to participant. For example, the Compensation Committee may choose performance goals that apply on either a corporate or business unit basis, as deemed appropriate in light of the participant’s responsibilities.

The annual maximum potential amount of compensation that can be awarded to a participant under the 2000 MIP is $4,000,000 per year. This maximum amount was established in an amendment to the 2000 MIP approved by our stockholders at the 2006 Annual Meeting. In addition, for 2007 the Compensation Committee determined that Mr. Boyd should receive all of his long-term incentive compensation in the form of equity awards, in lieu of a combination of long-term equity compensation and long-term cash bonus under the 2000 MIP.

In 2008, we anticipate that our Compensation Committee, together with Hewitt, will review our 2000 MIP, in connection with the assessment of our overall compensation program, to determine whether modifications to the terms of the 2000 MIP are warranted, and whether other forms of compensation should be utilized in lieu of, or in conjunction with, awards under the 2000 MIP.

Long-Term Bonus Awards for 2007

The following table sets forth the information regarding long-term performance awards granted under our 2000 MIP in 2007 to our Named Executive Officers for the 2007—2009 performance period. Awards will be paid only in the event that the corresponding performance goal established by the Compensation Committee is achieved. There can be no assurance that the pre-established performance goal will be achieved in whole or in part, and therefore, there can be no assurance that the target awards shown below actually will be paid in the amounts shown. Amounts paid, if any, may be greater or lesser than the amounts shown below depending upon the Company’s Total Stock Return performance compared to the stated goals.

		Estimated Future Payouts($)
Name	Performance Period Until Payout	Below Threshold ($ Award)	Threshold(2)	Target(1)	Maximum(2)
William S. Boyd	3 years	—	$—	$—	$—
Robert L. Boughner	3 years	—	$300,000	$600,000	$1,200,000
Keith E. Smith	3 years	—	$300,000	$600,000	$1,200,000
Paul J. Chakmak	3 years	—	$200,000	$400,000	$800,000
Marianne Boyd Johnson	3 years	—	$200,000	$400,000	$800,000

(1)	Represents target performance awards under the 2000 MIP for the 2007 – 2009 performance period. Actual dollar amounts to be paid out at the end of this three-year period will be based on the Company’s achieving a target relative growth in the Company’s Total Stock Return compared to the growth in the Total Stock Return of the companies in the Index.
(2)	Threshold represents amounts payable upon out performing 30% of the companies in the Index. Maximum represents amounts payable upon out performing at least 90% of the companies in the Index. No payout will be made unless the Company out performs at least 30% of the companies in the Index for the period.

A special bonus in the amount of $250,000 was approved by the Compensation Committee and paid to Mr. Boyd in recognition of the loss of a benefit that Mr. Boyd previously received under certain split-dollar life insurance arrangements, which were terminated by us on or before December 31, 2003. Mr. Boyd has received this special bonus payment in the same amount in each of the last four (4) years. We expect that the Compensation Committee will also extend the $250,000 special bonus to Mr. Boyd in 2008.

Equity Compensation.    We believe that a significant component of the compensation paid to our executives over the long-term should be derived from equity-based compensation. Our Compensation Committee determines the type of equity awards that are to be granted, which have historically been grants of stock options under our stock incentive plans and now more recently have also included grants of restricted stock units (“RSUs”). Currently, stock options remain the predominant source of equity compensation to our Named Executive Officers. We also believe that stock price appreciation and stock ownership in the Company are a valuable incentive to our executives and that the grant of stock options to them serves to further align their interests with the interests of our stockholders as a whole and encourages our executives to manage the Company in its best long-term interests.

Stock Options

The Compensation Committee determines, on a discretionary basis, whether to grant stock options, as well as the amount of shares of common stock subject to, and the terms of, the grants, based on a person’s position within the Company. For each of the Named Executive Officers in 2007, the Compensation Committee calculated a target value of the non-cash component of their long-term compensation. From that value, the Compensation Committee derived the specific number of shares of common stock to be awarded in stock options by using an adjusted Black-Scholes analysis.

Historically, stock options have been granted annually. Until 2006, stock options were not granted on a set date, but were generally granted at the Compensation Committee’s meeting held in September or October of each year. However, in 2006, the Compensation Committee adopted a policy to more uniformly grant stock options and, except in the case of our non-employee directors, new hires or other special situations, expects to grant stock options, if at all, on the fifth business day following our release of earnings for the third quarter of each year. Our non-employee directors are granted equity awards annually, on the date of each annual meeting of our stockholders, which grants in 2006 and 2007 were in the form of RSUs. In addition, our Compensation Committee adopted a policy in 2006 regarding our Career Shares Program that provides for the annual grant of RSUs under our 2002 Stock Incentive Plan on January 2 of each year, commencing in 2007.

During 2007, the grants of equity compensation awards by the Compensation Committee were consistent with these policies. The stock option awards granted to Messrs. Smith, Boyd and Chakmak in 2007 were granted on December 6, 2007 in order to give the Compensation Committee sufficient time to analyze and discuss the overall compensation packages (including the equity component) given the previously announced transitions of Mr. Smith to the role of President and Chief Executive Officer, Mr. Boyd to the role of Executive Chairman of the Board of Directors and Mr. Chakmak to the role of Executive Vice President and Chief Operating Officer.

Career Shares Program

Our Career Shares Program is a stock incentive award program for certain executive officers to provide for additional capital accumulation opportunities for retirement and reward long-service executives. Our Career Shares Program was adopted by the Compensation Committee on December 7, 2006 as part of the overall update of our compensation programs based on analysis provided by Hewitt. The Career Shares Program provides for the grant of RSUs under our 2002 Stock Incentive Plan to members of our senior management, including members of our Management Committee and each of our Named Executive Officers. Each RSU is analogous to one share of restricted common stock, except that RSUs do not have any voting rights and do not entitle their holder to receive dividends.

Under the Career Shares Program, a fixed percentage of each participant’s base salary will be credited to his or her career shares account annually. RSUs will be awarded to members of our Management Committee, including our Named Executive Officers, in an amount that equals 15% of such individual’s base salary, and to certain other members of our senior management in an amount that equals 10% of their individual base salaries, in each case, subject to adjustment by the Compensation Committee. As discussed above, our Compensation Committee adopted a policy that provides for the grant of RSUs pursuant to our Career Shares Program on January 2 of each year, commencing in 2007. RSUs granted pursuant to our Career Shares Program are awarded for service provided for the immediately preceding calendar year. The basis for the value of the awards is the base salary of the participant in effect on December 31 of the immediately preceding year and the closing stock price of our common stock on January 2 or, if January 2 is not a business day, then the next business day. Consistent with this policy and the Career Shares Program, on January 2, 2008, RSUs were granted to members of the Management Committee, including all of the Named Executive Officers.

Upon becoming career shares eligible, participants generally will have their initial award pro-rated based on the number of full months served in a career shares eligible position during the year. For example, if someone becomes eligible on July 15 they would receive 5/12 of the product of their year end salary and their career shares percentage, since they had served for five full months during the year. If a participant becomes career shares eligible during the last quarter of the year, however, no RSUs will be awarded in that calendar year.

Payouts are made at retirement, at which time participants receive one share of our common stock for each RSU held in their respective career share accounts, less any applicable taxes. To receive any payout under the Career Shares Program, participants must be at least 60 years old and must have been continually employed by the Company for a minimum of 15 years. Retirement after 15 years of service will entitle a participant to 50 percent of his or her career shares account. This increases to 75 percent after 20 years and 100 percent following 25 years of employment. The Compensation Committee may credit participants additional years of service in its discretion.

In the event of a participant’s death or permanent disability, or following a change in control, the participant will be deemed to have attained age 60 and the RSUs will immediately vest and convert into shares of our common stock based on the participant’s years of continuous service through the date of death, termination resulting from permanent disability or the change in control, as applicable.

In addition, awards in a participant’s career share account can be applied towards satisfying our stock ownership guidelines discussed below.

Our Policy on Perquisites

We provide certain of our senior officers, including our Chief Executive Officer, with perquisites that we believe are reasonable, competitive and consistent with our overall executive compensation program. We believe that our perquisites help us to hire and retain qualified executives.

Certain senior executive officers, as designated by the Chief Executive Officer and pursuant to our internal policies, may use our corporate aircraft for personal travel on a limited basis. Such executive officers are imputed with income in an amount equivalent to the Standard Industry Fare Level rate, as defined in the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), for such use and are required to advance to us an amount sufficient to cover certain out of pocket costs directly attributed to such use. These out of pocket costs include crew lodging expenses, on-board catering, landing fees, trip-related hangar/parking costs and other variable costs.

The aggregate incremental cost for use of our corporate aircraft during 2007 that is attributable to any Named Executive Officer, net of amounts advanced to us by the applicable executive as discussed above, is reflected in the Summary Compensation Table. We determine the aggregate incremental cost based on estimated fuel expenses and maintenance expenses per flight hour. Since our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries and the purchase costs of the corporate aircraft.

We also provide Mr. Boyd with use of a corporate car that is owned by the Company, and reflect the aggregate incremental cost attributable to such use during 2007 in the Summary Compensation Table. We determine the aggregate incremental cost for use of the corporate car by calculating the assumed annual lease value of the car, consistent with applicable Treasury regulations, multiplied by the percentage of use that is estimated to be attributable to Mr. Boyd’s personal use.

Our employee and non-employee directors, along with certain executive officers, including the Named Executive Officers, participate in the Directors’ Medical Reimbursement Plan, which covers medical expenses incurred by plan participants and their spouses that are not covered by other medical plans. We also provide our Named Executive Officers with more life insurance coverage than is generally made available to our other employees. Please see the Summary Compensation Table for the amount of medical reimbursements made to the Named Executive Officers during 2007 and for the amount of the applicable premiums paid for such additional life insurance coverage during 2007.

Our senior management members, including our Named Executive Officers, also participate in our other benefit plans and programs on the same terms as other employees. These plans include our 401(k) plan, medical, vision and dental insurance and paid time-off plan. In addition, our senior management members are eligible to participate in our deferred compensation plan on the same terms as other eligible management-level employees.

Stock Ownership Guidelines

Our Compensation Committee adopted stock ownership guidelines in 2006 for certain key executives, which guidelines were recently updated to reflect the transition of Messrs. Smith, Boyd and Chakmak to their new roles with the Company beginning in January 2008. The Compensation Committee believes that the guidelines will further the alignment between our executive team and stockholders. Pursuant to the Stock Ownership Guidelines, certain key executive officers, including our Named Executive Officers, are required to own an amount of our common stock (which can include shares of common stock represented by vested and unvested RSUs) based on a multiple of the participant’s base salary, as set forth in the following table:

Executive Tier	Multiple of Base Salary
Executive Chairman of the Board of Directors	5
Chief Executive Officer	5
Chief Operating Officer	4
All Other Members of Management Committee	3
Certain Other Members of Senior Management	1-2

Participants will generally be given 5 years (from date of implementation of the guidelines) to achieve mandated levels of stock ownership. Employees that are hired or promoted into a position that has an ownership guideline will be given 5 years from the time of hiring or promotion into such position to achieve the ownership guideline. Employees who are promoted into a higher tiered position will be given 5 years from the time of promotion into such position to achieve the incremental ownership guideline for that tier.

Post-Termination Compensation

In 2006, our Compensation Committee adopted our Change-in-Control Severance Plan (the “CIC Plan”) to provide severance benefits for certain executive officers, including our Named Executive Officers, upon termination of employment in connection with a change in control. In addition, our CIC Plan provides for the acceleration of vesting of equity awards for our Named Executive Officers, and certain other executives, upon the occurrence of certain events. We believe that it is important to protect those employees who helped build our Company and who will be important in continuing the Company’s success through a change in control or similar event. Further, we believe that the interests of stockholders will be best served if the interests of our most senior management are aligned with them. Providing change in control benefits is designed to reduce the reluctance of senior management to pursue potential change of control transactions that may be in the best interests of our stockholders. While we currently do not have individual written severance agreements with our executive officers, including our Named Executive Officers, we retain the discretion to negotiate individual arrangements as deemed appropriate.

2000 MIP.    Our 2000 MIP contains a continuous employment requirement. In addition, certain provisions of our 2000 MIP operate in the event of a change in control or if a “long service” employee retires. Generally, if a participant, other than a “long service” employee, terminates employment for any reason other than death or disability prior to the award payment date, he or she is not entitled to the payment of any award under the 2000 MIP for any outstanding plan period. If the participant’s termination is due to disability or death, he or she is entitled to the payment of an award for each plan period in which he or she is participating on the date of termination; provided, however, the Compensation Committee may proportionately reduce or eliminate his or her actual award based on the date of termination and such other considerations as the Compensation Committee deems appropriate.

If a “long service” participant terminates employment with us for any reason (including death or disability) prior to the award payment date, he or she is entitled to (a) the payment of an award for the plan period (in which the participant is participating on the date of termination) with the earliest date of commencement and (b) the payment of an award for any other plan period (in which the participant is participating on the date of termination) reduced proportionally based on the number of years of employment completed during the plan period with each partial year of employment counting as a full year. A “long service” participant generally means a participant that has reached age 55 and completed 15 or more years of service with us or any of our subsidiaries (including acquired entities).

If a participant is terminated without cause within 24 months after a corporate transaction or a change in control (as defined in the 2002 Stock Incentive Plan), the participant is entitled to the payment of an award for each plan period (in which the participant is participating on the date of termination). The Compensation Committee believes that this double-trigger feature provides appropriate incentives and job security for management while protecting stockholders value in the event of a change in control.

CIC Plan.    The terms of our CIC Plan provide severance benefits to certain members of our senior management, including members of our Management Committee, upon certain qualifying terminations. A “qualifying termination” includes involuntary termination without cause, voluntary termination due to a relocation in excess of 50 miles or certain reductions in compensation, among other events, within 24 months immediately following a change in control. Generally, a “change in control” is deemed to occur upon (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company, by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, or is controlled by, or is under common control with, the Company or by members of the Boyd family) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities, or (ii) a majority of the board ceasing to be continuing directors at any time within a 36 month period due to contested elections.

CIC Plan benefits are determined based upon the relevant status of the participant as a Tier One Executive (our Chief Executive Officer and Executive Chairman of the Board of Directors), Tier Two Executive (members of our Management Committee, other than our Chief Executive Officer and Executive Chairman of the Board of Directors), or Tier Three Executive (certain other members of senior management, other than Management Committee members). Following the execution of a general release in a form generally acceptable to the Company that releases the Company and its affiliates from any and all claims the participant may have against them, among other things, the Company shall pay to the participant a lump-sum cash payment of:

•	any unpaid amounts owed to the participant, such as any unpaid base salary, accrued vacation pay, or unreimbursed business expenses;

•	a multiple of three, two and one for Tier One Executives, Tier Two Executives and Tier Three Executives, respectively, of the participant’s:

•	annual salary in effect immediately prior to the occurrence of the change of control or, if greater, upon the occurrence of the qualifying termination; plus

•

the participant’s then-current target short-term bonus opportunity in effect immediately prior to the change of control or, if greater, the average of the participant’s actual short-term bonus for the three fiscal years immediately prior to the change in control or, if greater, the participant’s target short-term bonus opportunity in effect upon the qualifying termination,

•	an amount equal to the greater of:

•	the participant’s then-current target short-term bonus opportunity established for the plan year in which the qualifying termination occurs; or

•	the participant’s target bonus opportunity in effect prior to the occurrence of the change in control,

in each case, adjusted on a pro rata basis based on the number of days the participant was actually employed during such plan year; and

•

the amount of monthly premiums that would have been paid by the Company to the participant under the Company’s health insurance plan, or COBRA (a period of 36 months, 24 months and 12 months for Tier One Executives, Tier Two Executives and Tier Three Executives, respectively), plus an additional amount such that the participant effectively receives such premiums on a tax-free basis.

In addition, under the CIC Plan, any outstanding equity-based long-term incentive vehicles granted after July 19, 2006, including but not limited to stock options, stock appreciation rights, restricted stock, and restricted stock units, will become immediately vested in full upon a qualifying termination. In the event such equity awards would not otherwise vest solely by the continued employment of the participant (e.g., if vesting was related in whole or in part to the achievement of a performance target), such awards will vest at the time of the change in control. The number of shares that will vest will be determined as if a level of performance equal to 100% of the performance target had been achieved and will be prorated based on the length of time within the performance period elapsed prior to the change in control.

If the sum of the amounts to be received by the participant under the CIC Plan, plus all other payments or benefits that the participant has received or has the right to receive from the Company, would constitute a “parachute payment” under Section 280G of the Internal Revenue Code, that combined amount will be decreased by the smallest amount that will eliminate any such parachute payment. However, for Tier One Executives and Tier Two Executives only, if the decrease referred to in the preceding sentence is 10% or more of the combined amount, the combined amount will not be decreased, but rather will be increased by an amount sufficient to provide the participant, after taking into account all applicable federal, state and local taxes, a net amount equal to the excise tax imposed on the combined amount (as increased by any applicable tax gross-up) by Section 4999 of the Internal Revenue Code.

Deferred Compensation Plan.    Under the Boyd Gaming Corporation Amended and Restated Deferred Compensation Plan for the Board of Directors and Key Employees (as amended, the “Deferred Compensation Plan”), our Named Executive Officers may defer up to 25% of base salary and up to 100% of incentive compensation paid. We may make discretionary matching or additions to a participant’s account; however, during 2007, we did not exercise such discretion. Upon a change in control, the benefits under the Deferred Compensation Plan are immediately payable in a lump sum. In addition, upon termination, death or disability prior to the age of 55, benefits under the Deferred Compensation Plan are payable in a lump sum. Otherwise, upon termination of employment (including upon retirement), the participant may elect to have benefits paid in a lump sum or in periodic payments over a period of 5, 10 or 15 years. Under the Deferred Compensation Plan, a “change in control” is defined as the occurrence of any of the following: (a) the purchase of more than 50% of either the outstanding shares of our common stock or the combined voting power of our outstanding voting securities, other than through a transaction approved by the board of directors; (b) a change in the majority of the board of directors within a two-year period; (c) certain reorganizations, mergers or consolidations or the sale of all or substantially all of the Company’s assets; or (d) approval by our stockholders of a plan of complete liquidation or an agreement for the sale of all or substantially all of our assets.

Equity Incentive Plans.    The equity incentive plans in which our Named Executive Officers participate include our 1993 Flexible Stock Incentive Plan, our 1996 Stock Incentive Plan and our 2002 Stock Incentive Plan. Generally, except as our Compensation Committee may otherwise determine or in connection with a “long service” employee as discussed below, equity awards granted under each of our equity incentive plans provide that, in the event of termination, the grantee may exercise the portion of the option award that was vested at the date of termination for a period of three months following termination; provided that if the termination is due to disability or death, the exercise period is twelve months.

Pursuant to the terms of each of our 1996 Stock Incentive Plan and our 2002 Stock Incentive Plan, our Compensation Committee has the authority, in connection with an actual or anticipated change in control or corporate transaction, to provide for the full or partial accelerated vesting and exercisability of outstanding unvested awards. Under both our 1996 Stock Incentive Plan and our 2002 Stock Incentive Plan, a “change of control” means a change in ownership or control of the Company effected through:

•

the direct or indirect acquisition of more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer which the majority of the board of directors do not recommend; or

•

a change in the composition of the board of directors over a period of up to 36 months such that a majority of the board members ceases, by reason of one or more contested elections, to be comprised of continuing directors.

Pursuant to the terms of each of our 1996 Stock Incentive Plan and our 2002 Stock Incentive Plan, a “corporate transaction” means any of the following transactions:

•	a merger or consolidation in which the Company is not the surviving entity;

•	the sale, transfer or other disposition of all or substantially all of the assets of the Company;

•	the complete liquidation or dissolution of the Company; or

•

any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

In addition, our 2002 Stock Incentive Plan provides that a “corporate transaction” includes an acquisition in a single or series of related transactions by any person or related group of persons of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities, but excluding an acquisition from or by the Company, by a Company-sponsored employee benefit plan or by members of the Boyd family or any transaction that the Compensation Committee deems is not a corporate transaction.

Only one of our Named Executive Officers has options outstanding under our 1993 Flexible Stock Incentive Plan, which options are fully vested.

Pursuant to the form of our restricted stock unit agreement (“RSU Agreement”) for the 2002 Stock Incentive Plan, vesting ceases upon termination of employment for any reason, including death or disability, and unvested units held by the grantee following such termination will be deemed reconveyed to us. Also under our RSU Agreement, in the event of a change in control (defined as the occurrence of any change in ownership of the Company, change in effective control of the Company, or change in the ownership of a substantial portion of the assets of the Company), any outstanding award will automatically become fully vested.

In connection with analysis provided by Hewitt and to remain competitive among our peers, in 2006 the Compensation Committee adopted the provisions in the table below to provide certain “long service” employees with automatic vesting acceleration and an extended period of time to exercise stock options upon termination (other than for cause). These enhanced stock option provisions do not apply to stock options that were outstanding prior to the Compensation Committee’s adoption of the proposal or to stock options that are granted within six months of termination.

Age of Employee and Length of Service at time of Termination	Acceleration of Vesting for Unvested Stock Options	Extended Exercise Period
55 years of age and 15-19 years of service	Options otherwise scheduled to vest within the 12 months following the date of termination shall fully accelerate	Up to 12 months following termination

55 years of age and 20-24 years of service	Options otherwise scheduled to vest within the 24 months following the date of termination shall fully accelerate	Up to 24 months following termination

55 years of age and 25 or more years of service	All unvested stock options shall fully accelerate	Up to 36 months following termination

Other Benefits.    From time to time, in recognition of the contribution of services provided to us, we may in our discretion offer additional compensation and benefits to our executive officers in connection with their retirement from the Company. During 2007, no such discretion was exercised with respect to our senior executive officers.

Succession Planning

Pursuant to the Company’s Corporate Governance Guidelines, all of the independent members of our board of directors are involved in the succession planning of the Company. Our independent directors participate annually in a review of the Company’s current succession plan. Additionally, the Company has engaged in the past, and continues to engage, the nationally recognized consulting firm Lee Hecht Harrison to assist and advise during this annual review as well as on other matters related to succession planning.

Accounting and Tax Treatment

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer or any of the other three most highly compensated executive officers. Generally, awards under our 2000 MIP, which is a performance-based compensation plan, may not be subject to the deduction limit if certain requirements are met. The Company has also structured certain other performance-based portions of its executive officers’ compensation in a manner that is designed to comply with the exceptions to the deductibility limitations of Section 162(m).

The Compensation Committee believes, however, that in certain circumstances factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and our stockholders. Given our changing industry and business, as well as the competitive market for outstanding executives, the Compensation Committee believes that it is important to retain the flexibility to design compensation programs consistent with our overall executive compensation program, even if some executive compensation is not fully deductible. According, the Compensation Committee has from time to time approved elements of compensation for certain officers that are not fully deductible and reserves the right to do so in the future, when appropriate.

In addition, the Internal Revenue Service has recently announced a new position with respect to certain severance provisions under plans intended to qualify as performance-based compensation and generally denied the qualification of such arrangements pursuant to Section 162(m) for performance periods starting after 2008. While we intend for our performance-based compensation arrangements, including awards granted under our 2000 MIP, to meet the requirements of Section 162(m), we can provide no assurances that such compensation arrangements would ultimately satisfy such requirements if they were examined by the Internal Revenue Service.

Summary Compensation Table (2007)

The following table sets forth the compensation earned for services performed for us, or our subsidiaries, during the fiscal years ended December 31, 2006 and December 31, 2007 by:

•	our Chief Executive Officer;

•	our Chief Financial Officer; and

•	each of our other three most highly compensated executive officers, employed by us as of the end of fiscal 2007,

whom we refer to collectively as our “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
William S. Boyd (5) Executive Chairman of the Board of Directors	2007 2006	1,500,000 1,500,000	250,000(10) 250,000(10)	225,017 —	2,992,576 3,875,829	1,729,500 1,973,585	71,586 83,828	6,768,679 7,683,242

Robert L. Boughner President and Chief Executive Officer of Echelon Resorts Corporation	2007 2006	1,050,000 1,000,000	— —	24,567 —	1,171,088 1,414,772	901,350 986,793	36,815 10,065	3,183,820 3,411,630

Keith E. Smith (6) President and Chief Executive Officer	2007 2006	800,000 750,000	— —	8,220 —	1,141,823 1,414,772	718,350 821,344	21,769 11,276	2,690,162 2,997,392

Paul J. Chakmak (7) Executive Vice President and Chief Operating Officer	2007 2006	525,000 439,583(9)	— —	3,199 —	531,507 462,535	204,960 140,815	11,736 9,859	1,276,402 1,052,792

Marianne Boyd Johnson (8) Vice Chairman and Executive Vice President	2007 2006	230,000 220,000	— —	2,727 —	766,836 936,640	146,994 253,238	38,326 33,176	1,184,883 1,443,054

(1)	Includes amounts deferred pursuant to salary reduction arrangements under our 401(k) Profit Sharing Plan and Trust and our Deferred Compensation Plan.
(2)	These amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 and 2006, respectively, in accordance with FAS 123R, of awards pursuant to our 2002 Stock Incentive Plan, our 1996 Stock Incentive Plan and prior stock incentive plans no longer in effect and thus may include amounts from awards granted both in and prior to the applicable periods. Assumptions used in the calculation of these amounts are included in Note 9, “Stockholders’ Equity and Stock Incentive Plans,” to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(3)	For 2007 includes long-term bonus amounts earned under the 2000 MIP for the 2005 – 2007 performance period, which amounts were paid in 2008, and short-term bonus amounts earned under the 2000 MIP for the year ended December 31, 2007. Long-term bonus amounts earned in 2007 are as follows: Mr. Boyd, $265,500; Mr. Boughner, $132,750; Mr. Smith, $132,750; and Ms. Johnson, $79,650. Mr. Chakmak did not participate in the 2000 MIP for the 2005-2007 performance period. Amounts earned in 2007 for short-term bonuses, which amounts were paid in 2008, are as follows: Mr. Boyd, $1,464,000; Mr. Boughner, $768,600; Mr. Smith, $585,600; Mr. Chakmak, $204,960; and Ms. Johnson, $67,344.

(4)	The amount shown as “all other compensation” includes the following perquisites and personal benefits:

Name	401(k) Contributions(A)	Life Insurance Premiums	Medical Reimbursements	Use of Corporate Aircraft and Corporate Car(B)	Other Benefits
William S. Boyd	$6,750	$2,061	$15,164	$47,611	$—
Robert L. Boughner	6,750	2,061	3,800	24,204	—
Keith E. Smith	6,750	2,061	2,496	10,462	—
Paul J. Chakmak	6,750	2,061	2,925	—	—
Marianne Boyd Johnson	3,273	2,061	4,341	28,651	—

(A)	Represents amounts contributed by the Company pursuant to the 401(k) Profit Sharing Plan and Trust.
(B)	Represents the aggregate incremental cost to the Company for use of our corporate aircraft and, solely as it relates to Mr. Boyd, use of a corporate car. Of the total amounts reported for Mr. Boyd for 2007, $4,695 is attributable to the use of a corporate car. Other than as disclosed, the aggregate incremental cost to the Company of providing perquisites did not exceed, as to any Named Executive Officer the threshold requiring disclosure, and is omitted from the table. For a discussion regarding perquisites, including the calculation of aggregate incremental cost, see “—Compensation Discussion and Analysis—Our Policy on Perquisites.”
(5)	Effective January 1, 2008, Mr. Boyd was appointed as our Executive Chairman of the Board of Directors. During fiscal year 2007 he served as our Chairman and Chief Executive Officer.
(6)	Effective January 1, 2008, Mr. Smith was appointed as our President and Chief Executive Officer. During fiscal year 2007 he served as our President and Chief Operating Officer.
(7)	Effective January 1, 2008, Mr. Chakmak was appointed as our Executive Vice President and Chief Operating Officer. During fiscal year 2007 he served as our Executive Vice President, Chief Financial Officer and Treasurer. Also, effective January 1, 2008, Josh Hirsberg was appointed Senior Vice President, Treasurer and Chief Financial Officer.
(8)	Effective January 1, 2008, Ms. Johnson was appointed as an Executive Vice President of the Company. During fiscal year 2007 she served as a Senior Vice President of the Company.
(9)	Mr. Chakmak’s annual salary was increased from $390,000 to $475,000 effective as of June 1, 2006.
(10)	A special bonus in the amount of $250,000 was approved by our Compensation Committee and paid to Mr. Boyd in recognition of the loss of a benefit that Mr. Boyd previously received under certain split-dollar life insurance arrangements that we terminated on or before December 31, 2003.

Grants of Plan-Based Awards Table (2007)

The following table sets forth information regarding each grant of an award made under any of our stock incentive plans to our Named Executive Officers during the fiscal year ended December 31, 2007.

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Equity Awards ($)(6)
			Threshold ($)	Target ($)	Maximum ($)
William S. Boyd	Long-term bonus(1) Short-term bonus(2) Stock Options(3) RSU(4)	n/a 02/14/2007 12/06/2007 01/02/2007	— 750,000 — —	— 1,500,000 — —	— 3,000,000 — —	4,897	195,000	38.11	2,102,139 225,017

Robert L. Boughner	Long-term bonus(1) Short-term bonus(2) Stock Options(3) RSU(4)	02/14/2007 02/14/2007 11/07/2007 01/02/2007	300,000 393,750 — —	600,000 787,500 — —	1,200,000 1,575,000 — —	3,264	130,000	39.78	1,517,269 149,981

Keith E. Smith	Long-term bonus(1) Short-term bonus(2) Stock Options(3) RSU(4)	02/14/2007 02/14/2007 12/06/2007 01/02/2007	300,000 300,000 — —	600,000 600,000 — —	1,200,000 1,200,000 — —	2,448	185,000	38.11	1,994,337 112,486

Paul J. Chakmak	Long-term bonus(1) Short-term bonus(2) Stock Options(3) RSU(4)	02/14/2007 02/14/2007 12/06/2007 01/02/2007	200,000 105,000 — —	400,000 210,000 — —	800,000 420,000 — —	1,551	111,000	38.11	1,196,602 71,268

Marianne Boyd Johnson	Long-term bonus(1) Short-term bonus(2) Stock Options(3) RSU(4)	02/14/2007 02/14/2007 11/07/2007 01/02/2007	200,000 34,500 — —	400,000 69,000 — —	800,000 138,000 — —	718	85,000	39.78	992,061 32,992

(1)

Represents target performance awards granted under the 2000 MIP for the 2007—2009 performance period. Actual dollar amounts to be paid out at the end of this three-year period will be based on our achieving a target relative growth in the our Total Stock Return compared to the growth in the Total Stock Return of the companies in the Index. Threshold represents amounts payable upon out performing 30% of the companies in the Index. Maximum represents amounts payable upon out performing at least 90% of the companies in the Index. No payout will be made unless we out perform at least 30% of the companies in the Index for the period. See “—Compensation Discussion and Analysis—2000 MIP—Long-Term Bonuses.”

(2)	Represents short-term target performance under the 2000 MIP for the 2007 fiscal year. The award amount is based upon a performance measure of our pre-tax income compared to a board approved target budgeted amount. “Threshold” represents achieving a performance level that is 80% of the target budgeted amount of pre-tax income; “target” represents achieving an amount that is between 95-105% of the target budgeted amount of pre-tax income; and “maximum” represents achieving 130% or more of the of the target budgeted amount of pre-tax income. See “—Compensation Discussion and Analysis—Primary Components of our Compensation Program—Short-Term Bonus.”
(3)

Represents stock options granted under our 2002 Stock Incentive Plan. The stock options granted to the Named Executive Officers in 2007 have a 10-year term and vest as to 33 1/3% per year on the first day of each successive 12-month period, commencing one year from the date of grant. Notwithstanding the foregoing, these stock options are subject to enhanced vesting and exercise period provisions for certain “long service” employees as discussed above in “—Compensation Discussion and Analysis—Post Termination Compensation—Equity Incentive Plans.”

(4)	Represents Career Restricted Stock Units granted to the Named Executive Officers for no consideration pursuant to the Company’s Career Shares Program under its 2002 Stock Incentive Plan. Each Career Restricted Stock Unit represents a contingent right to receive one share of Company common stock. The Career Restricted Stock Units will be paid out in shares of Company common stock at the time of retirement based upon the grantee’s attained age and years of continuous service at the time of retirement. To receive any payout under the Career Shares Program, grantees must be at least 60 years old and must have been continually employed by the Company for a minimum of 15 years. Retirement after 15 years of service will entitle a grantee to 50 percent of his or her Career Restricted Stock Units. This increases to 75 percent after 20 years and 100 percent following 25 years of employment. In the event of a grantee’s death or permanent disability, or following a change in control of the Company, the grantee will be deemed to have attained age 60 and the Career Restricted Stock Units will immediately vest and convert into shares of Company common stock based on the grantee’s years of continuous service through the date of death, termination resulting from permanent disability or the change in control, as applicable. See “—Compensation Discussion and Analysis — Career Shares Program.”
(5)	The exercise price of option awards is based on the fair market value of our common stock on the date of grant, calculated as the closing sales price for our common stock on the date of determination.
(6)	Represents the aggregate FAS 123R value of all awards made in 2007; in contrast to how we present amounts in the Summary Compensation Table, we report such figures in this column without apportioning such amount over the service or vesting period.

Outstanding Equity Awards at Fiscal Year-End Table (2007)

The following table sets forth information regarding unexercised options for each of our Named Executive Officers outstanding as of December 31, 2007.

	Option Awards					Stock Awards(5)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William S. Boyd	425,000 203,334 101,667 —	— 101,666 203,333 195,000	(1) (2) (3)	36.76 39.96 39.00 38.11	12/08/2014 10/19/2015 11/02/2016 12/06/2017	—	—

Robert L. Boughner	150,000 76,667 38,334 —	— 38,333 76,666 130,000	(1) (2) (4)	36.76 39.96 39.00 39.78	12/08/2014 10/19/2015 11/02/2016 11/07/2017	3,264	111,204

Keith E. Smith	68,333 43,333 150,000 76,667 38,334 —	— — — 38,333 76,666 185,000	(1) (2) (3)	17.21 14.23 36.76 39.96 39.00 38.11	09/05/2012 05/15/2013 12/08/2014 10/19/2015 11/02/2016 12/06/2017	2,448	83,403

Paul J. Chakmak	50,000 40,000 23,334 25,000 —	— — 11,666 50,000 111,000	(1) (2) (3)	16.37 36.76 39.96 39.00 38.11	02/02/2014 12/08/2014 10/19/2015 11/02/2016 12/06/2017	1,551	52,843

	Option Awards					Stock Awards(5)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Marianne Boyd Johnson	5,000 26,666 33,333 100,000 50,000 25,000 —	— — — — 25,000 50,000 85,000	(1) (2) (4)	4.55 17.21 14.23 36.76 39.96 39.00 39.78	10/11/2011 09/05/2012 05/15/2013 12/08/2014 10/19/2015 11/02/2016 11/07/2017	781	26,609

(1)

These stock options were granted on October 19, 2005 and will vest and become exercisable as to 33 1/3% of the shares of our common stock underlying the option grant on the first day of each successive 12-month period, with the first installment vesting on October 19, 2006.

(2)

These stock options were granted on November 2, 2006 and will vest and become exercisable as to 33 1/3% of the shares of our common stock underlying the option grant on the first day of each successive 12-month period, with the first installment vesting on November 2, 2007. Notwithstanding the foregoing, these stock options are subject to enhanced vesting and exercise period provisions for certain “long service” employees as discussed above in “—Compensation Discussion and Analysis—Post Termination Compensation—Equity Incentive Plans.”

(3)

These stock options were granted on December 6, 2007 and will vest and become exercisable as to 33 1/3% of the shares of our common stock underlying the option grant on the first day of each successive 12-month period, with the first installment vesting on December 6, 2008. Notwithstanding the foregoing, these stock options are subject to enhanced vesting and exercise period provisions for certain “long service” employees as discussed above in “—Compensation Discussion and Analysis—Post Termination Compensation—Equity Incentive Plans.”

(4)

These stock options were granted on November 7, 2007 and will vest and become exercisable as to 33 1/3% of the shares of our common stock underlying the option grant on the first day of each successive 12-month period, with the first installment vesting on November 7, 2008. Notwithstanding the foregoing, these stock options are subject to enhanced vesting and exercise period provisions for certain “long service” employees as discussed above in “—Compensation Discussion and Analysis—Post Termination Compensation—Equity Incentive Plans.”

(5)	Pursuant to applicable SEC rules, represents the closing market price of our common stock on December 31, 2007, multiplied by number of Career Restricted Stock Units held by the applicable Named Executive Officer on such date. The Career Restricted Stock Units were granted to the Named Executive Officers on January 2, 2007 for no consideration pursuant to the Company’s Career Shares Program under its 2002 Stock Incentive Plan. Each Career Restricted Stock Unit represents a contingent right to receive one share of Company common stock. The Career Restricted Stock Unit will be paid out in shares of Company common stock at the time of retirement based upon the grantee’s attained age and years of continuous service at the time of retirement. As of December 31, 2007, the only Named Executive Officer who was at least 60 years old was Mr. Boyd. The actual market value of the Company common stock, if any, ultimately received upon the grantee’s termination of service in connection with such Career Restricted Stock Units can only be determined upon the occurrence of such termination. See “—Compensation Discussion and Analysis — Career Shares Program.”

Option Exercises and Stock Vested Table (2007)

The following table sets forth information regarding the exercise of stock options for each of our Named Executive Officers during the fiscal year ended December 31, 2007.

Name	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Share Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
William S. Boyd	—	—	4,897	221,883
Robert L. Boughner	—	—	—	—
Keith E. Smith	56,667	1,826,591	—	—
Paul J. Chakmak	—	—	—	—
Marianne Boyd Johnson	—	—	—	—

(1)	We computed the dollar amount realized upon exercise by multiplying the number of shares times the difference between the market price of the underlying securities at exercise and the exercise price of the options.
(2)

Consistent with applicable SEC rules, represents the number of Career Restricted Stock Units held by the applicable Named Executive Officer on December 31, 2007, multiplied by the market price of the underlying Company common stock on the vesting date. The Career Restricted Stock Units were granted to the Named Executive Officers on January 2, 2007 for no consideration pursuant to the Company’s Career Shares Program under its 2002 Stock Incentive Plan. Each Career Restricted Stock Unit represents a contingent right to receive one share of Company common stock. The Career Restricted Stock Unit will be paid out in shares of Company common stock at the time of retirement based upon the grantee’s attained age and years of continuous service at the time of retirement. Since Mr. Boyd was at least 60 years old and had been employed by the Company for at least 25 years as of the January 2, 2007 grant date, he was immediately 100% vested in the Career Restricted Stock Units granted to him. As a result, the value realized becomes the closing market price on January 2, 2007, the grant date, multiplied by the number of units. However, consistent with the terms of the Career Shares Program as described above, Mr. Boyd’s Career Restricted Stock Units will not convert into Company common stock until the termination of his service with the Company. The value Mr. Boyd receives, if any, upon such conversion can only be determined at the time of his termination.

Nonqualified Deferred Compensation Table (2007)

Our Deferred Compensation Plan provides for the deferral of compensation on a basis that is not tax-qualified for each of our Named Executive Officers. Under our Deferred Compensation Plan, our Named Executive Officers may defer up to 25% of their base salary and up to 100% of their incentive compensation. We may make discretionary matching or additions to a participant’s account; however, during 2007, we did not exercise such discretion. Upon a change in control, the benefits under our Deferred Compensation Plan are immediately payable in a lump sum. In addition, upon termination, death or disability prior to the age of 55, benefits under the Deferred Compensation Plan are payable in a lump sum. Otherwise, upon termination of employment (including upon retirement), the participant may elect to have benefits paid in a lump sum or in periodic payments over a period of 5, 10 or 15 years. The following table sets forth amounts deferred under our Deferred Compensation Plan for the year ended December 31, 2007:

Name	Executive Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
William S. Boyd	—	—	—
Robert L. Boughner	—	7,033	570,576
Keith E. Smith	40,002	5,186	140,592
Paul J. Chakmak	26,251	1,349	91,956
Marianne Boyd Johnson	—	—	—

(1)	Includes amounts disclosed under the headings “Salary” and “Non-equity Plan Incentive Compensation” in the 2007 Summary Compensation Table.

Potential Payments upon Termination or Change-in-Control (2007)

Under the terms of our 2000 MIP, CIC Plan, Deferred Compensation Plan and our equity incentive plans, payments may be made to our Named Executive Officers upon their termination of employment or a change in control of the Company. See “—Compensation Discussion and Analysis—Post-Termination Compensation” for an explanation of the specific circumstances that would trigger payments under each plan. The description of the plans is qualified by reference to the complete text of the plans, which have been filed with the SEC. We have not entered into any severance agreements with our Named Executive Officers.

The following table sets forth the estimated payments that would be made to each of our Named Executive Officers upon voluntary termination, involuntary termination—not for cause,—for cause, and—as a qualifying termination in connection with a change in control, and death or permanent disability. The payments would be made pursuant to the plans identified in the preceding paragraph. The information set forth in the table assumes:

•	The termination event occurred on December 31, 2007 (the last business day of our last completed fiscal year);

•	The price per share of our common stock on the date of termination is $34.07 per share (the closing market price of our common stock on December 31, 2007);

•

For purposes of the short-term/annual awards under the 2000 MIP, (i) the executives have earned their target awards and the plan administrator does not elect to eliminate or reduce the awards pursuant to authority to do so granted under the plan, and (ii) except as otherwise stated herein each executive has earned and is paid their target bonus, as applicable, under the 2000 MIP;

•

For purposes of the long-term bonus awards under 2000 MIP, (i) the executives have earned their target awards for the period and the plan administrator does not elect to eliminate or reduce the awards pursuant to authority to do so granted under the plan, (ii) non-long service participants in the plan are awarded only a pro rata share (based on their time of service during the relevant plan period) of their target award in the event of their termination due to death or permanent disability, and (iii) except as otherwise stated herein each executive has earned and is paid their target bonus under the 2000 MIP;

•	All payments are made in a lump sum on the date of termination;

•

The vesting of all unvested stock options and Career Restricted Stock Units held by the executives is immediately accelerated in full upon a change of control pursuant to discretionary authority of the plan administrator granted pursuant to the particular plan (if not otherwise accelerated pursuant to the terms of the CIC Plan); and

•

The portion of in-the-money stock options and other equity awards that are subject to accelerated vesting in connection with the termination are immediately exercised and the shares received upon exercise (or upon settlement in the case of Career Restricted Stock Units) are immediately resold at the assumed price per share of our common stock on the date of termination.

The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company and may differ materially from the amounts set forth in the table below. The amounts set forth in the table below do not reflect the withholding of applicable state and federal taxes.

Name	Voluntary Termination	Involuntary Termination				Death or Permanent Disability
		Not For Cause	For Cause	Change in Control
William S. Boyd
CIC Plan	$—	$—	$—	$11,884,283		$—
Deferred Compensation Plan	—	—	—	—		—
Short-term/Annual Bonus (2000 MIP)	1,500,000	1,500,000	1,500,000	1,500,000	(1)	1,500,000
Long-term Bonus (2000 MIP)	500,000	500,000	500,000	500,000	(1)	500,000
Unvested and Accelerated Awards Under Equity Incentive Plans	—	—	—	—		—
Accumulated Vacation Pay(2)	547,115	547,115	547,115	547,115		547,115
Total	$2,547,115	$2,547,115	$2,547,115	$14,431,398		$2,547,115

Robert L. Boughner
CIC Plan	$—	$—	$—	$4,976,396		$—
Deferred Compensation Plan	570,576	570,576	570,576	570,576		570,576
Short-term/Annual Bonus (2000 MIP)	—	—	—	787,500	(3)	787,500
Long-term Bonus (2000 MIP)	—	—	—	1,450,000	(3)	850,000
Unvested and Accelerated Awards Under Equity Incentive Plans	—	—	—	111,204		111,204
Accumulated Vacation Pay(2)	497,308	497,308	497,308	497,308		497,308
Total	$1,067,884	$1,067,884	$1,067,884	$8,392,985		$2,816,588

Keith E. Smith
CIC Plan	$—	$—	$—	$3,697,180		$—
Deferred Compensation Plan	140,592	140,592	140,592	140,592		140,592
Short-term/Annual Bonus (2000 MIP)				600,000	(3)	600,000
Long-term Bonus (2000 MIP)	—	—	—	1,450,000	(3)	850,000
Unvested and Accelerated Awards Under Equity Incentive Plans	—	—	—	83,403		41,702
Accumulated Vacation Pay(2)	255,383	255,383	255,383	255,383		255,383
Total	$395,975	$395,975	$395,975	$6,226,558		$1,887,667

Paul J. Chakmak
CIC Plan	$—	$—	$—	$1,415,399		$—
Deferred Compensation Plan	91,956	91,956	91,956	91,956		91,956
Short-term/Annual Bonus (2000 MIP)	—	—	—	210,000	(3)	210,000
Long-term Bonus (2000 MIP)	—	—	—	800,000	(3)	400,000
Unvested and Accelerated Awards Under Equity Incentive Plans	—	—	—	52,843		—
Accumulated Vacation Pay(2)	46,730	46,730	46,730	46,730		46,730
Total	$138,686	$138,686	$138,686	$2,616,928		$748,686

Name	Voluntary Termination	Involuntary Termination				Death or Permanent Disability
		Not For Cause	For Cause	Change in Control

Marianne Boyd Johnson
CIC Plan	$—	$—	$—	$703,230		$—
Deferred Compensation Plan	—	—	—	—		—
Short-term/Annual Bonus (2000 MIP)	—	—	—	69,000	(3)	69,000
Long-term Bonus (2000 MIP)	—	—	—	950,000	(3)	550,000
Unvested and Accelerated Awards Under Equity Incentive Plans	—	—	—	24,462		24,462
Accumulated Vacation Pay(2)	2,869	2,869	2,869	2,869		2,869
Total	$2,869	$2,869	$2,869	$1,749,561		$646,331

(1)	Represents the amount payable under the 2000 MIP in the event of a change of control followed by the executive’s termination with or without cause.
(2)	Represents accrued standard paid vacation amounts and the balance of paid vacation amounts that accrued under our prior paid time off policy (which was amended in 1998–1999), respectively, in the amounts of: $56,730 and $490,385 for Mr. Boyd; $101,539 and $395,769 for Mr. Boughner; $92,308 and $163,075 for Mr. Smith; $46,730 and $0 for Mr. Chakmak; and $2,869 and $0 for Ms. Johnson.
(3)	Represents the amount payable under the 2000 MIP in the event of a change of control followed by the executive’s termination without cause. In the event of the executive’s termination with cause following a change of control, the amount payable would be $0.

Director Compensation Table (2007)

The following table sets forth the compensation earned for services performed for us as a director by each member of our board of directors, other than any directors who are also our employees, during the fiscal year ended December 31, 2007.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)(5)	All Other Compensation ($)(6)	Total ($)
Frederick J. Schwab	98,500	121,156	4,443	14,600	238,699
Peter M. Thomas	87,500	121,156	7,609	26,485	242,750
Michael O. Maffie	88,000	121,156	4,663	15,400	229,219
Veronica J. Wilson	77,500	121,156	6,259	—	204,915
Thomas V. Girardi	69,500	121,156	14,474	—	205,130
Luther W. Mack, Jr.	69,500	121,156	6,259	—	196,915
Billy G. McCoy	83,000	121,156	4,663	8,853	217,672

(1)	William R. Boyd serves as a member of our board of directors and is also an executive officer of the Company. Mr. Boyd did not receive any compensation (including board or committee fees, stock options or otherwise) for serving as a member of our board of directors, but is compensated for serving as an executive officer. For more information, see “Transactions with Related Persons.”
(2)	Represents the amount of cash compensation earned in 2007 for service on our board of directors and committees of our board of directors, as applicable. For the year ended December 31, 2007, each of our non-employee directors, received an annual retainer of $55,000 for service on our board of directors, meeting fees of $1,500 per board meeting attended (including related expenses for services as a director) and, other than for the Audit Committee, committee attendance fees of $1,500 per committee meeting attended ($500 for board and committee meetings held telephonically). Committee attendance fees for Audit Committee meetings were $2,000 per meeting ($500 if the meetings are held telephonically). The Chairman of the Audit Committee received an additional annual fee of $15,000 for his added responsibilities. The Chairman of each of the Compensation Committee and the Corporate Governance and Nominating Committee received an additional annual fee of $7,500, for their added responsibilities. In addition, Mr. Thomas, our Presiding Director, received an additional annual fee in the amount of $15,000 for serving in this position.
(3)

These amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123R, of awards pursuant to (i) our 2002 Stock Incentive Plan (for amounts under the heading “stock awards”), and (ii) our 1993 Directors Non-Qualified Stock Option

Plan which includes amounts from awards granted prior to 2007 (for amounts under the heading “option awards”). Assumptions used in the calculation of these amounts are included in Note 9, “Stockholders’ Equity and Stock Incentive Plans,” to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(4)	On May 17, 2007, we awarded each non-employee director restricted stock units in the amount of 2,800 shares, each fully vested upon grant and to be paid in shares of our common stock upon cessation of service on the board of directors. The restricted stock units do not contain voting rights and are not entitled to dividends. As of December 31, 2007, each of our non-employee directors had outstanding 5,300 shares of our common stock subject to restricted stock units.
(5)	As of December 31, 2007, each of the following directors had stock options outstanding to purchase shares of our common stock in the aggregate amounts set forth in the table below, subject to the terms of their award agreements:

Name	Aggregate Number of Shares Underlying Stock Options (#)
Frederick J. Schwab	7,000
Peter M. Thomas	3,500
Michael O. Maffie	2,500
Veronica J. Wilson	6,000
Thomas V. Girardi	5,000
Luther W. Mack, Jr.	4,750
Billy G. McCoy	5,000

Each non-employee director has received an option to purchase 5,000 shares of our common stock upon first joining the board of directors and, prior to fiscal 2007, received an additional option to purchase 1,000 shares of our common stock on the date of each succeeding annual meeting of stockholders so long as the director served on the board of directors for the preceding twelve months. The stock options granted to our non-employee directors were granted at fair market value on the date of grant and vest at the rate of 25% per year on the first day of each successive 12 month period for a four year period, commencing one year from the date of grant.

(6)	Each of our non-employee directors participate in our Directors’ Medical Reimbursement Plan, which covers medical expenses incurred by plan participants and their spouses that are not covered by other medical plans. The amounts in this column represent amounts received as reimbursement under this plan for the fiscal year ended December 31, 2007.

Director Emeritus

Mr. Perry Whitt, a former member of our board of directors, has been elected by the board of directors to serve as our director emeritus. As a director emeritus, Mr. Whitt is invited to attend board of director meetings, although he does not have any voting rights. During 2007, Mr. Whitt received compensation from us for serving as our director emeritus in the amount of $35,000. He also received medical reimbursements in the amount of $21,329 under the Director’s Medical Reimbursement Plan. Mr. Whitt also maintains an office at our corporate offices.

BOARD COMMITTEE REPORTS

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation and Stock Option Committee Report and the Report of the Audit Committee shall not be deemed to be incorporated by reference into any such filings, except to the extent that the Company specifically incorporates such report by reference, and such incorporated report shall not otherwise be deemed filed.

Compensation and Stock Option Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis. Based on our review and discussions, we recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Michael O. Maffie, Chairman

Thomas V. Girardi

Billy G. McCoy

Members, Compensation and Stock Option Committee

Report of the Audit Committee

To the Board of Directors:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2007.

We have discussed with Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

We have received and reviewed the written disclosures and the letter from Deloitte required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with the auditors their independence.

Based on the reviews and discussions referred to above, we recommend to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

During the course of 2007, the Audit Committee continued to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparation for the evaluation in 2008. The Audit Committee was kept apprised of the progress of the 2007 evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee reviewed periodic updates provided by management, members of the Company’s internal audit group, and Deloitte. At the conclusion of the process, management, as well as members of the Company’s internal audit group, provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed Management’s Report on Internal Control Over Financial Reporting included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as Deloitte’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of the consolidated financial statements and the effectiveness of internal control over financial reporting.

We have also considered whether the provision of services by Deloitte, other than services related to the audit of the financial statements referred to above and the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q for the most recent fiscal year, is compatible with maintaining the independence of Deloitte.

Frederick J. Schwab, Chairman

Peter M. Thomas

Veronica J. Wilson

Members, Audit Committee

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 1—Election of Directors

General

Our board of directors currently has twelve members. Each of these directors is standing for re-election, to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. Following the recommendation of our Corporate Governance and Nominating Committee, the board of directors has nominated the persons listed below to serve as directors for a one-year term beginning at the Annual Meeting.

Vacancies on our board of directors and newly created directorships will generally be filled by vote of a majority of the directors then in office, and any directors so chosen will hold office until the next annual election of directors. The board of directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected to office and, to the knowledge of the board of directors, each of its nominees intends to serve the entire term for which election is sought. However, should any nominee of the board of directors become unable or unwilling to accept nomination or election as a director of the Company, the proxies solicited by management will be voted for such other person as our board of directors may determine.

In voting for a director, each stockholder is entitled to cast one vote for each outstanding share of our common stock that they hold. Stockholders are not entitled to cumulate their votes for members of the board of directors. The twelve nominees who receive the greatest number of “FOR” votes will be elected to the board of directors.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR”

THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

Director Nominees

The names of the director nominees, their ages as of the record date and certain other information about them are set forth below:

				Board Committee Membership
Name	Age	Position	Director Since	Audit Committee	Corporate Governance and Nominating Committee	Compensation and Stock Option Committee
Robert L. Boughner	55	Director, President and Chief Executive Officer of Echelon Resorts Corporation	1996
William R. Boyd	48	Vice President and Director	1992
William S. Boyd	76	Executive Chairman of the Board of Directors	1988
Thomas V. Girardi	68	Director	2005			✓
Marianne Boyd Johnson	49	Vice Chairman of the Board of Directors and Executive Vice President	1990
Luther W. Mack, Jr.	68	Director	2003		✓
Michael O. Maffie	60	Director	1997		✓	Chair
Billy G. McCoy	67	Director	1997		Chair	✓
Frederick J. Schwab	68	Director	2002	Chair	✓
Keith E. Smith	47	President, Chief Executive Officer and Director	2005
Peter M. Thomas	58	Director	2004	✓
Veronica J. Wilson	56	Director	2003	✓

Robert L. Boughner has served as a director of the Company since April 1996. Mr. Boughner was elected in July 2005 to serve as President and Chief Executive Officer of Echelon Resorts Corporation, a wholly owned subsidiary of the Company. In June 2006, in order to more fully dedicate his time to the development of Echelon, Mr. Boughner resigned from his position as the Chief Executive Officer of Marina District Development Company, LLC (“MDDC”), the limited liability company formed as part of a 50-50 joint venture with a wholly owned subsidiary of MGM MIRAGE. MDDC owns and operates the Borgata Hotel Casino and Spa in Atlantic City, New Jersey. Mr. Boughner had held that position with MDDC since January 1999. In October 2001, to then devote substantially all of his time to the development and operation of Borgata, Mr. Boughner resigned as the Chief Operating Officer and Senior Executive Vice President of the Company, which positions he had held since April 1990 and May 1998, respectively. From 1985 until April 1990, he served as Senior Vice President of Administration of California Hotel and Casino, the predecessor of the Company and now one of its subsidiaries, and prior to that time he held various management positions in that company. Mr. Boughner is active in civic and industry affairs, and he serves on the board of directors of Bank of Nevada.

William R. Boyd has been a Vice President of the Company since December 1990 and a director since September 1992. From June 1987 until December 1990, he was Director of Operations at the Fremont Hotel and Casino. From 1978 until 1987, he held various administrative and operations positions at the California Hotel and Casino and Sam’s Town Hotel and Gambling Hall. Mr. Boyd serves on the board of directors of the Better Business Bureau of Southern Nevada and is Chairman of Borgata’s Charitable Heart and Soul Foundation. He also serves as chairman of the Company’s corporate compliance committee and is a member of the Company’s diversity committee. Mr. Boyd is the son of William S. Boyd and the brother of Marianne Boyd Johnson, who are both directors and officers of the Company.

William S. Boyd has served as a director of the Company since its inception in June 1988 and as Chairman of the Board of Directors since August 1988. Mr. Boyd held the position of Chief Executive Officer of the Company from August 1988 through December 2007, when he was elected to the office of Executive Chairman of the Board of Directors of the Company, effective January 2008. A co-founder of California Hotel and Casino, Mr. Boyd has been a director of that company since its inception in 1973, and he has held several offices with that company, including having served as its President. Prior to joining California Hotel and Casino, Mr. Boyd practiced law in Las Vegas for 15 years. Between 1970 and 1974, he also was Secretary, Treasurer and a member of the board of directors of the Union Plaza Hotel and Casino. Mr. Boyd has served as Vice Chairman of the board of directors of the American Gaming Association and for the past ten years, has been on the board of directors and the President of the National Center for Responsible Gaming. Mr. Boyd is also a member of the board of directors of Western Alliance Bancorporation. Mr. Boyd is the father of Marianne Boyd Johnson and William R. Boyd, who are both directors and officers of the Company.

Thomas V. Girardi has served as a director since February 2005. Mr. Girardi served as a director of Coast Casinos, Inc. (“Coast Casinos”) from August 2002 through the closing of the Boyd/Coast merger transaction on July 1, 2004. He is currently a partner in the Los Angeles law firm of Girardi and Keese and has been practicing law since 1965, specializing in medical malpractice, product liability law, toxic torts and bad faith insurance cases. Mr. Girardi also is a member of the board of directors of Spectrum Laboratories, Inc. and Supergen, Inc.

Marianne Boyd Johnson was elected to the position of Vice Chairman of the Board of Directors in February 2001, and has been a director since September 1990. Ms. Johnson was also elected Executive Vice President of the Company effective January 2008, and she serves as chief diversity officer of the Company’s diversity committee. Ms. Johnson served as Senior Vice President of the Company from December 2001 through December 2007, and prior to being elected Senior Vice President, she served as Vice President of the Company from September 1997. From 1976 until September 1990, she held a variety of operations positions with the Company. Ms. Johnson serves on the board of directors of Western Alliance Bancorporation. Ms. Johnson is the daughter of William S. Boyd and the sister of William R. Boyd, who are both directors and officers of the Company.

Luther W. Mack, Jr. has served as a director of the Company since October 2003. For approximately 14 years from 1989 until October 2003, Mr. Mack served on the Nevada State Athletic Commission. He also served as its Chairman from 2001 to 2003. He resigned that commission to join the Company’s board of directors. Since 1974, Mr. Mack has owned and operated McDonald’s restaurants throughout northern Nevada. He currently owns and operates 11 McDonald’s restaurants. Mr. Mack served as the Chairman of the University of Nevada-Reno Foundation Board from 1997 to 1998 and received an honorary doctorate degree from that university. Mr. Mack currently serves on the Wells Fargo Bank of Nevada, Community Board, and as Vice Chairman of the Washoe County Commission Oversight Committee.

Michael O. Maffie has been a director of the Company since March 1997. From 1993 until his retirement in June 2004, Mr. Maffie served as the Chief Executive Officer of Southwest Gas Corporation (“Southwest Gas”), a major Las Vegas-based utility company. From 1988 until 2003, Mr. Maffie also served as the President of Southwest Gas. Mr. Maffie joined Southwest Gas in 1978 as its treasurer and held several executive positions prior to being named President in 1988 and Chief Executive Officer in 1993. Prior to joining Southwest Gas, Mr. Maffie was with Arthur Andersen & Co. for seven years. Mr. Maffie is also a member of the board of directors of Southwest Gas.

Billy G. McCoy, Major General USAF (Ret), has been a director of the Company since March 1997. From 1993 to 1996, General McCoy served as Director of Development for the Company. He served on the board of Luscombe Aircraft Corporation from 1997 until July 2007, serving as its Chairman of the Board from 2000 until January 2007. He served as the President and Chief Operating Officer of Luscombe Aircraft Corporation from 1997 through January 2001. General McCoy entered the Air Force in June 1963 and was promoted to Major General in October 1989. During his 30 years of active service, he served as Commander of Homestead AFB in Florida, Langley AFB in Virginia, Luke AFB in Arizona, Nellis AFB in Nevada and Lackland AFB in Texas. He serves on the board of the Nevada Federal Credit Union and as a Trustee of the Community College of Southern Nevada.

Frederick J. Schwab has served as a director of the Company since October 2002. Until retiring in March 2003, Mr. Schwab served as President and Chief Executive Officer of Porsche Cars North America, Inc. Mr. Schwab joined Porsche Cars North America as Executive Vice President, Finance and Administration, in 1985. He was promoted to Senior Executive Vice President in 1988 and named President and Chief Executive Officer in March 1992. Mr. Schwab was formerly a partner with Touche Ross & Co. (now Deloitte & Touche). In 1974, he joined Fruehauf Corporation as President of Ackermann Fruehauf, a wholly owned subsidiary in Germany. In 1978, he became President of Fruehauf Europe, responsible for all Fruehauf European operations. In 1982, Mr. Schwab was named Executive Vice President of Fruehauf International in Detroit, responsible for all non-North American controlled subsidiaries. Mr. Schwab is also a member of the board of directors of Voyager Learning Company, formerly ProQuest Company.

Keith E. Smith has been President and a director of the Company since April 2005, and he was appointed Chief Executive Officer, effective January 2008. Mr. Smith served as the Chief Operating Officer of the Company from October 2001 through December 2007, and prior to being appointed President, Mr. Smith served as the Company’s Executive Vice President from May 1998. Mr. Smith joined the Company in September 1990, serving in various controllership positions, the last of which was Senior Vice President and Controller. In addition, Mr. Smith has served as Vice Chairman of the Las Vegas Convention and Visitors Authority and as Vice Chairman of the Nevada Resort Association since 2005.

Peter M. Thomas has served as a director of the Company since April 2004. Mr. Thomas served as a director of Coast Casinos from August 2002 until his election to the board of directors of the Company, and served on the Rio Suite Hotel and Casino, Inc. board of directors from 1995 to 1999. Mr. Thomas is the Managing Member of Thomas & Mack Co. Limited Liability Company, a commercial real estate development and management company. He also served as President and Chief Operating Officer of Bank of America, Nevada from 1992 to 1995 and, prior to the acquisition of Valley Capital Corporation by Bank of America, as the President and Chief Operating Officer of Valley Bank of Nevada from 1982 to 1992. Mr. Thomas has been the Chairman of the Las Vegas Metropolitan Police Department’s Committee on Fiscal Affairs and a committee member from 1994 through 2006. Mr. Thomas has been a member of the board of directors of City National Corp. since April 2003 and has been a board member of the Los Angeles Branch of the Federal Reserve Bank of San Francisco since January 2003.

Veronica J. Wilson has served as a director of the Company since October 2003. Since September 2000, Ms. Wilson has served as the President and Chief Executive Officer of the Blind Center of Nevada, an organization that assists people with visual impairments. In addition, since July 1993, Ms. Wilson has served as the Chief Executive Officer of JMJ Inc., the former operator of the Aladdin Hotel & Casino. Prior to serving as the Chief Executive Officer, Ms. Wilson served as JMJ Inc.’s Chief Financial Officer from June 1992 to July 1993. From 1973 to 1992, Ms. Wilson held several accounting positions with Maxim Hotel & Casino. Ms. Wilson is a committee member on the Nevada State Rehabilitation Council and a member of the Nevada Strategic Plan Accountability Committee. Ms. Wilson has over 30 years of experience in the gaming industry.

Meetings of the Board of Directors

The board of directors held a total of 6 meetings during 2007. The Audit Committee, Corporate Governance and Nominating Committee, and Compensation and Stock Option Committee held 12, 4 and 5 meetings during 2007, respectively. Each director attended at least 75% of the meetings of the board of directors and the committees of the board of directors on which the director served that were held during the applicable period of service. We encourage, but do not require, our directors to attend our annual stockholders meetings. Last year, all of the members of the board of directors attended the 2007 Annual Meeting of Stockholders.

PROPOSAL 2—Ratification of Independent Registered Public Accounting Firm

Deloitte & Touche LLP (“Deloitte”) has served as the independent registered public accounting firm for the Company and California Hotel and Casino, our predecessor, since 1981 and has been appointed by the Audit Committee to continue as our independent registered public accounting firm for the year ending December 31, 2008. In the event that stockholder ratification of this selection of auditors is not approved by a majority of the shares of the our common stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its future selection of auditors. A Deloitte representative is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

The Audit Committee considered whether Deloitte’s provision of any professional services, other than its audits of our annual financial statements and the effectiveness of our internal controls over financial reporting, reviews of quarterly financial statements and other audit-related services, is compatible with maintaining the auditor’s independence.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed by Deloitte for the audits and other services provided to the Company for fiscal years 2007 and 2006.

	2007	2006
Audit Fees(1)	$1,782,000	$1,575,000
Audit-Related Fees(2)	411,000	310,000
Tax Fees(3)	274,000	178,000
All Other Fees(4)	—	43,000

Total	$2,467,000	$2,106,000

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements, the review of our quarterly financial statements and the audit of the effectiveness of our internal controls over financial reporting.
(2)	Audit-related fees for 2007 consist primarily of services provided in connection with our regulatory audits and certain audit-related consultation services. Audit-related fees for 2006 consist of services provided in connection with regulatory audits and services related to our debt offerings and the registered offering of our common stock by Michael J. Gaughan.
(3)	Tax fees consist primarily of tax consultation and planning fees and tax compliance services, including, for 2007 services provided in connection with the closure of our Stardust property and the disposition of our Barbary Coast property, and for 2006, services provided in connection with the disposition of our South Coast and Barbary Coast properties.
(4)	All other fees for 2006 consist of services related to consultation matters services provided in connection with the disposition of our South Coast and Barbary Coast properties.

Audit Committee Pre-Approval of Audit and Non-Audit Services

Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by our independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee. The Chairman is required to report any decisions to the Audit Committee at the next scheduled committee meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008.

PROPOSAL 3—Amendment to 2002 Stock Incentive Plan

The Company’s stockholders are being asked to approve an amendment of the Company’s 2002 Stock Incentive Plan (the “2002 Plan”) to increase the maximum number of shares of the Company’s common stock authorized for issuance over the term of the 2002 Plan by five million (5,000,000) shares from twelve million (12,000,000) shares to seventeen million (17,000,000) shares. As of March 1, 2008, there were only 2,080,176 shares remaining available for option grants and other awards under the 2002 Plan. The Company’s board of directors believes that it is necessary to increase the number of shares available for issuance under the 2002 Plan to enable the Company to continue using equity incentives to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the Company and that an amendment to the 2002 Plan is in the best interests of the Company.

The 2002 Plan was originally adopted by the Company’s board of directors in February 2002 and approved by the Company’s stockholders on May 16, 2002. The 2002 Plan was subsequently amended and restated, with stockholder approval, on May 12, 2005 to increase the maximum number of shares of the Company’s common stock authorized for issuance thereunder to its current maximum of twelve million (12,000,000) shares. The 2002 Plan was further amended and restated by the Company’s board of directors on May 18, 2006, to provide for the award of restricted stock units pursuant to the 2002 Plan. The May 2006 amendment and restatement was not subject to the approval of the Company’s stockholders. The amendment of the 2002 Plan for which stockholder approval is sought under this Proposal No. 3 was adopted by the Company’s board of directors on February 21, 2008, subject to stockholder approval. As of March 24, 2008, the fair market value of a share of the Company’s common stock was $21.18, measured as the closing sale price of the Company’s common stock on that date as reported by the New York Stock Exchange.

Summary of 2002 Plan

The principal terms of the 2002 Plan, as proposed to be amended, are summarized below. This summary does not purport to be complete, and is subject to, and qualified by reference to, all provisions of the 2002 Plan, as proposed to be amended, a copy of which is attached to this proxy statement as Appendix A and incorporated herein by reference. Any capitalized term not defined in this summary shall have the same meaning given to it in the 2002 Plan.

Purpose.    The purpose of the 2002 Plan is to provide the Company’s employees, directors and consultants who perform substantial services to the Company an incentive, through ownership of the Company’s common stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals.

Available Shares.    The maximum aggregate number of shares of the Company’s common stock which may be issued under the 2002 Plan, as amended, is currently twelve million (12,000,000) shares, subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure of the Company. If the proposal to increase the number of shares under the 2002 Plan is approved by the Company’s stockholders, this maximum aggregate amount will be increased by five million (5,000,000) shares to seventeen million (17,000,000) shares.

Administration.    The 2002 Plan is administered by either the Company’s board of directors or the Compensation and Stock Option Committee, which are referred to collectively as the “Plan Administrator.” The Compensation and Stock Option Committee satisfies Rule 16b-3 promulgated under the Exchange Act. The 2002 Plan authorizes the Plan Administrator to select the employees, directors and consultants of the Company to whom stock options, stock appreciation rights, dividend equivalent rights, restricted stock, performance units and performance shares, which are referred to collectively as “Awards,” may be granted and to determine the terms and conditions of any Award. With respect to Awards subject to the Section 162(m) of the Internal Revenue Code, the Compensation and Stock Option Committee is comprised solely of two or more “outside directors” as defined under Section 162(m) of the Internal Revenue Code and applicable tax regulations. For grants of Awards to individuals not subject to Rule 16b-3 of the Exchange Act and Section 162(m) of the Internal Revenue Code, the Company’s board of directors may authorize one or more officers to grant such Awards.

Subject to applicable laws, the Plan Administrator has the authority, in its discretion, to select employees, directors and consultants to whom Awards may be granted from time to time, to determine whether and to what extent Awards are granted, to determine the number of shares of the Company’s common stock or the amount of other consideration to be covered by each Award, to approve Award Agreements for use under the 2002 Plan, to determine the terms and conditions of any Award, to amend the terms of any outstanding Award granted, to construe and interpret the terms of the 2002 Plan and Awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to take such other action not inconsistent with the terms of the 2002 Plan as the Plan Administrator deems appropriate.

Eligibility.    The 2002 Plan permits the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code only to employees of the Company and any parent or subsidiary corporation of the Company. Awards other than incentive stock options may be granted to employees, directors or consultants of the Company and related entities.

Terms and Conditions of Awards.    The Plan Administrator is authorized to award any type of arrangement to an employee, director or consultant that is consistent with the provisions of the 2002 Plan and that by its terms involves or might involve the issuance of (i) shares of the Company’s common stock, (ii) an option, stock appreciation right, or similar right with a fixed or variable price related to the fair market value of the Company’s common stock and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions or (iii) any other security with value derived from the value of the Company’s common stock. Subject to the terms of the 2002 Plan, the Plan Administrator determines the provisions, terms and conditions of each Award, including, but not limited to, the Award vesting schedule, repurchase provisions, forfeiture provisions, forms of payment and the like.

Each Award is designated in an Award Agreement. In the case of an option, the option is designated as either an incentive stock option or a non-qualified stock option. To the extent that the aggregate fair market value of shares of the Company’s common stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options are treated as non-qualified stock options.

The term of an incentive stock option may not be for more than 10 years from date of grant (or 5 years in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company).

Section 162(m) of the Internal Revenue Code.    The maximum number of shares with respect to which options or stock appreciation rights may be granted to any participant in any fiscal year of the Company is 500,000 shares. The foregoing limitation is adjusted proportionately by the Plan Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the Company’s common stock and its determination shall be final, binding and conclusive. Under Section 162(m) of the Internal Revenue Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1.0 million paid to the Company’s “covered employees” (as defined below). An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options or stock appreciation rights granted under such a plan and with an exercise price equal to the fair market value of the Company’s common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Internal Revenue Code or the regulations thereunder, in applying the foregoing limitation, if any option or stock appreciation right is canceled, the canceled Award shall continue to count against the maximum number of shares of the Company’s common stock with respect to which an Award may be granted to a participant.

The regulations governing Section 162(m) of the Internal Revenue Code provide that a “covered employee” is determined in accordance with the executive compensation disclosure rules under the Exchange Act. However, the Exchange Act was recently amended and no longer tracks the definition of “covered employee” as defined in Section 162(m) of the Internal Revenue Code. The Exchange Act now requires disclosure of a company’s principal executive officer regardless of compensation, the principal financial officer regardless of compensation and the three most highly compensated executive officers other than the principal executive officer and the principal financial officer as determined as of the end of the last completed fiscal year. As a result of this disconnect, the Internal Revenue Service (“IRS”) released guidance in June 2007 providing that for purposes of Section 162(m) of the

Internal Revenue Code, a “covered employee” means the principal executive officer (or anyone acting in such capacity) and the three highest paid officers for the relevant taxable year. For purposes of Section 162(m), it does not include the principal financial officer unless such officer is one of the three highest paid officers. Accordingly, the Company will apply this guidance to its covered employees for the purposes of Section 162(m) of the Internal Revenue Code.

Grants by Plan Administrator.    The 2002 Plan authorizes the Plan Administrator to grant incentive stock options at an exercise price of not less than 100% (or 110%, in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company) of the fair market value of the Company’s common stock on the date the option is granted. Unless otherwise determined by the Plan Administrator, the per share exercise price of non-qualified stock options shall not be less than 85% of the fair market value on the date the option is granted. The exercise price of Awards intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code may not be less than 100% of the fair market value on the date the option is granted. Subject to applicable laws, the consideration to be paid for the shares of the Company’s common stock to be issued upon exercise or purchase of an Award, including the method of payment, is determined by the Plan Administrator. In addition to any other types of consideration, the Plan Administrator may, for example, accept as consideration (i) cash, (ii) check, (iii) shares of the Company’s common stock, (iv) the delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise and delivery to the Company of the amount of sale proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment.

Termination of Employment.    An Award may not be exercised after the termination date of such Award as set forth in the Award Agreement. In the event a participant in the 2002 Plan terminates employment, an Award may be exercised only to the extent provided in the Award Agreement. Where an Award Agreement permits a participant to exercise an Award following termination of employment, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever comes first. Any Award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, converts automatically to a non-qualified stock option and thereafter is exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

Transferability of Awards.    During their lifetime, those who hold incentive stock options cannot transfer these options other than by will or by the laws of descent or distribution. The options may be exercised during the lifetime of the participant only by the participant; provided, however, that the participant may designate a beneficiary of his or her incentive stock option in the event of his or her death. Other Awards shall be transferred by will and by the laws of descent and distribution, and during the participant’s lifetime, by gift or through a domestic relations order to members of a participant’s immediate family to the extent and in the manner determined by the Plan Administrator.

Adjustments Upon Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of the Company’s common stock covered by outstanding Awards, the number of shares of the Company’s common stock that have been authorized for issuance under the 2002 Plan, the exercise or purchase price of each outstanding Award, the maximum number of shares of the Company’s common stock that may be granted to any participant in a fiscal year, and the like, shall be proportionally adjusted by the Plan Administrator in the event of (i) any increase or decrease in the number of issued shares of the Company’s common stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the Company’s common stock, (ii) any other increase or decrease in the number of issued shares of the Company’s common stock effected without receipt of consideration by the Company or (iii) as the Plan Administrator may determine in its discretion, any other transaction with respect to the Company’s common stock to which Section 424(a) of the Internal Revenue Code applies or a similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Plan Administrator and its determination shall be final, binding and conclusive.

Corporate Transaction/Change in Control.    Effective upon the consummation of a corporate transaction, as described below, all outstanding Awards shall terminate. However, all such awards shall not terminate to the extent the contractual obligations represented by the Award are assumed by the successor entity. A corporate transaction includes (i) the sale of all or substantially all of the Company’s assets, (ii) the complete dissolution or liquidation of the Company, (iii) a merger or consolidation in which the Company is not the surviving entity, (iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger, or (v) the acquisition in a single or series of related transactions by any person or related group of persons, other than an acquisition from or by the Company or by William S. Boyd, his spouse or any direct descendant of William S. Boyd and his spouse, of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities.

In the event of a change in control, as described below, all outstanding options shall remain exercisable until the termination of the applicable option term. A change in control includes a change in ownership or control of the Company effected through (i) the direct or indirect acquisition by any person or related group of persons, other than an acquisition from or by the Company or by William S. Boyd, his spouse or any direct descendant of William S. Boyd and his spouse, of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of continuing directors who are not affiliates or associates of the offeror do not recommend such stockholders accept or (ii) a change in the composition of the Board over a period of 36 months or less such that a majority of the Board ceases to be comprised of individuals who are continuing directors.

The Plan Administrator has the authority to provide for the full or partial automatic vesting and exercisability of some or all of the outstanding Awards under the 2002 Plan upon the occurrence of an actual or anticipated corporate transaction or change in control.

Amendment, Suspension or Termination of the 2002 Plan.    The Company’s board of directors may at any time amend, suspend or terminate the 2002 Plan. To the extent necessary to comply with applicable provisions of U.S. Federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein, the Company will obtain stockholder approval of any amendment to the 2002 Plan in such a manner and to such a degree as required. The 2002 Plan will terminate in February 2012 unless previously terminated by the Company’s board of directors. Any amendment, suspension or termination of the 2002 Plan shall not adversely affect Awards already granted unless consented to by the grantee.

Certain U.S. Federal Tax Consequences

The following summary of the federal income tax consequences of 2002 Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences. As such, please refer to the applicable provisions of the Internal Revenue Code for additional information.

Non-Qualified Stock Options.    Except as provided under Section 409A of the Internal Revenue Code discussed below, the grant of a non-qualified stock option under the 2002 Plan will not result in any U.S. Federal income tax consequences to the participant or to the Company. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for U.S. Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Internal Revenue Code and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of the Company’s common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

Absent special limitations on exercisability, in the event a nonqualified stock option is granted with an exercise price less than 100% of the fair market value of the common stock on the date of grant or amended in certain respects, such option may be considered deferred compensation and subject to Section 409A of the Internal Revenue Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Internal Revenue Code which fails to comply with the rules of Section 409A, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest.

Incentive Stock Options.    The grant of an incentive stock option under the 2002 Plan will not result in any U.S. Federal income tax consequences to the participant or to the Company. A participant recognizes no U.S. Federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of the Company’s common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition, which is referred to as a “disqualifying disposition.” The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Internal Revenue Code and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event an incentive stock option is amended in certain respects, such option may be considered deferred compensation and subject to the rules of new Section 409A of the Internal Revenue Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Internal Revenue Code which fails to comply with the rules of Section 409A, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

Restricted Stock and Performance Stock.    The grant of restricted stock and performance shares will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for U.S. Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Internal Revenue Code and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock and performance shares may make an election under Section 83(b) of the Internal Revenue Code, which is referred to as a “Section 83(b) Election,” to recognize as ordinary compensation income in the year that such restricted stock or performance shares are granted, the amount equal to the spread between the amount paid for such stock (if any) and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock or performance share is issued.

Stock Appreciation Rights.    Recipients of stock appreciation rights, which are referred to as “SARs,” generally should not recognize income until such rights are exercised, assuming there is no ceiling on the value of the right and Section 409A of the Internal Revenue Code does not apply. Upon exercise, the participant will normally recognize taxable ordinary income for U.S. Federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such exercise. Participants who are employees will be subject to withholding for U.S. Federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Participants will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Internal Revenue Code and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the participant’s total compensation is deemed reasonable in amount.

A SAR can be considered deferred compensation and subject to Section 409A of the Internal Revenue Code. A SAR that does not meet the requirements of Section 409A of the Internal Revenue Code, such as with respect to the timing of the delivery of cash or shares following vesting, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest.

Performance Units.    Recipients of performance units generally should not recognize income until such units are converted into cash or shares of stock unless Section 409A of the Internal Revenue Code applies. Upon conversion, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such conversion. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the performance units. Participants will recognize gain upon the disposition of any shares received upon conversion of the performance units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Internal Revenue Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

Performance units also can be considered non-qualified deferred compensation and subject to the rules of Section 409A of the Internal Revenue Code, which provide rules regarding the timing of payment of deferred compensation. A grant of performance units that does not meet the requirements of Internal Revenue Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest to such participant.

Dividends and Dividend Equivalents.    Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested shares subject to such awards, which income is subject to withholding for U.S. Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Internal Revenue Code and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the individual’s total compensation is deemed reasonable in amount.

The foregoing is only a summary of the U.S. Federal income tax consequences of 2002 Plan transactions, and is based upon U.S. Federal income tax laws in effect on the date of this proxy statement. Reference should be made to the applicable provisions of the Internal Revenue Code. This summary does not purport to be complete, and does not discuss the tax consequences of a grantee’s death or the tax laws of any municipality, state or foreign country to which the grantee may be subject.

Amended Plan Benefits

The selection of the individuals who will receive grants under the 2002 Plan, and the number of shares to be granted to such individuals, are determined by the Plan Administrator in its discretion. Therefore, it is not possible to predict the amounts that will actually be received by or allocated to particular individuals or groups of individuals under the 2002 Plan as proposed to be amended. The following table sets forth information with respect to options and other awards granted under the 2002 Plan during 2007:

Name and Position	Number of Shares Covered by Awards
William S. Boyd	199,897
Executive Chairman of the Board of Directors
Robert L. Boughner	133,264
President and Chief Executive Officer of Echelon Resorts Corporation
Keith E. Smith	187,448
President and Chief Executive Officer
Paul Chakmak	112,551
Executive Vice President and Chief Operating Officer
Marianne Boyd Johnson	85,718
Executive Vice President
All current executive officers as a group	815,771
All non-employee directors as a group	19,600
All employees as a group (excluding executive officers)	1,109,825

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ADOPTION OF THE AMENDMENT TO THE 2002 STOCK INCENTIVE PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF SUCH PROPOSAL.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides additional information regarding our equity compensation plans in effect at December 31, 2007.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of Shares to be Issued upon Exercise of Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (excluding shares reflected in column(a))
Equity compensation plans approved by stockholders	7,731,787(1)	$35.63	2,126,176(2)
Equity compensation plans not approved by stockholders	—	—	—

Total	7,731,787(1)	$35.63	2,126,176(2)

(1)	Includes options to purchase shares outstanding under our 1993 Flexible Stock Incentive Plan, 1993 Director’s Non-Qualified Stock Option Plan, 1996 Stock Incentive Plan and 2002 Stock Incentive Plan. Also includes restricted stock units outstanding under our 2002 Stock Incentive Plan.
(2)	Includes shares available for future issuance under our 2002 Stock Incentive Plan, and also includes shares authorized to be issued under our 2002 Stock Incentive Plan pursuant to awards of restricted stock that may be granted under our 2000 MIP.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE;

TRANSACTIONS WITH RELATED PERSONS; POLICIES AND PROCEDURES REGARDING TRANSACTIONS WITH RELATED PERSONS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, certain of the Company’s officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and 10% stockholders are also required by the SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, with the exceptions noted below, during 2007 all Section 16(a) filing requirements applicable to such officers, directors and 10% stockholders were complied with. On March 29, 2007, Mr. Boyd, Mr. Boughner, Mr. Smith, Mr. Chakmak, Ms. Johnson, William R. Boyd and Brian A. Larson each filed a late Form 4 reflecting their respective receipt of a grant of Career Restricted Stock Units pursuant to our Career Shares Program on January 2, 2007.

Transactions with Related Persons

We purchase, in arm’s length negotiated, ordinary course commercial transactions, communications-related products and services from Switch Communications Group, LLC (“SCG”) and its majority-owned subsidiary, Switch Business Solutions, LLC (“SBS”). Peter M. Thomas, a member of board of directors, owns, either directly or indirectly, an approximate 9.3% equity interest as a passive investor in SCG. Mr. Thomas’ sibling actively engages in the management of SCG and SBS and Mr. Thomas’ family members own collectively, either directly or indirectly, an approximately 14.6% equity interest in SCG. We paid SCG and SBS, in the aggregate, a total of approximately $987,000 in fiscal 2007, and expect to pay such entities an aggregate of approximately $950,000 in fiscal 2008. Our transactions with SCG and SBS represented less than 5.7% of SCG and SBS’s consolidated revenue for 2007, and is expected to represent less than 3.5% in 2008.

William R. Boyd and Samuel J. Boyd are the children of William S. Boyd, our Executive Chairman of the Board of Directors. William R. Boyd, a Vice President and member of the Company’s board of directors, received total salary and bonuses in the amount of $351,138 for fiscal year 2007 and is receiving a base salary in the amount of $220,000 for fiscal year 2008. Samuel J. Boyd, Executive Host at The Orleans Hotel and Casino in Las Vegas, Nevada, received total salary and bonus in the amount of $134,477 for fiscal year 2007 and is receiving a base salary in the amount of $110,000 for fiscal year 2008. In addition, William R. Boyd and Samuel J. Boyd are eligible to earn bonuses in fiscal year 2008.

Policies and Procedures Regarding Transactions with Related Persons

We attempt to analyze all transactions in which the Company (or our subsidiaries) participate and in which a related person may have a direct or indirect material interest, both due to the potential for a conflict of interest and to determine whether disclosure of the transaction is required under applicable SEC rules and regulations. Related persons include any of our directors or executive officers, certain of our stockholders and their respective immediate family members. As it relates to our employees, officers and directors, pursuant to our Code of Business Conduct and Ethics, which is available on our website at www.boydgaming.com, a conflict of interest arises when personal interests interfere with the ability to act in the best interests of the Company. Pursuant to our Code of Business Conduct and Ethics, our employees are to disclose any potential conflicts of interest to the Chief Executive Officer or his designees, who will advise the employee as to whether or not the Company believes a conflict of interest exists. Employees are also to disclose potential conflicts of interest involving their respective spouses, siblings, parents, in-laws, children, and members of their households. Non-employee directors are also to discuss any concerns with the Chairman of the Corporate Governance and Nominating Committee or our General Counsel.

Each year, we require our directors and executive officers to complete a questionnaire that is intended to, among other things, identify any transactions or potential transactions with us in which a director or an executive officer or one of their family members or associated entities has an interest, and which exceeds $120,000. We also require that directors and executive officers promptly notify our us of any changes during the course of the year to the information provided in the annual questionnaire.

Our Audit Committee, pursuant to its charter, has responsibility for reviewing and approving certain related person transactions, as provided in the charter. In addition, the board of directors annually determines the independence of directors based on a review by the directors and the Corporate Governance and Nominating Committee.

We believe that these policies and procedures collectively ensure that all related person transactions requiring disclosure under SEC rules are appropriately reviewed and approved or ratified.

STOCKHOLDER PROPOSALS; OTHER MATTERS

Stockholder Proposals

Our stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual stockholder meetings consistent with Rule 14a-8 promulgated under the Exchange Act. Consistent with the Company’s bylaws, to be properly considered at the 2009 Annual Meeting of Stockholders, notice of stockholder proposals must be given to our Corporate Secretary in writing not less than 45 days and not more than 75 days prior to the anniversary of the date on which we first mailed notice of access to our proxy materials for this year’s Annual Meeting of Stockholders (i.e., not earlier than January 19, 2009 and not later than February 18, 2009), after which the notice is untimely. A stockholder’s notice to our Corporate Secretary must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and address of the stockholder proposing such business, (c) the number of shares of our common stock which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. In addition, proposals of stockholders intended to be presented at our 2009 Annual Meeting of Stockholders and included in the board of directors’ proxy statement and form of proxy for that meeting must be received by us, Attention: Brian A. Larson, Executive Vice President, Secretary and General Counsel, at our principal offices, no later than December 3, 2008. If the date of the 2009 Annual Meeting of Stockholders is moved by more than 30 days from the anniversary of this year’s annual meeting the aforementioned deadlines for stockholder proposals will be adjusted consistent with Rule 14a-8 promulgated under the Exchange Act and the Company’s bylaws.

Other Matters

The board of directors currently knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 15, 2008.

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC, are available at http://www.boydgaming.com/proxymaterials. Paper copies will be provided to a stockholder without charge upon written request to Boyd Gaming Corporation, 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169, (702) 792-7200, Attn: Rob Stillwell, Vice President Corporate Communications.

APPENDIX A

BOYD GAMING CORPORATION

2002 STOCK INCENTIVE PLAN

(AS AMENDED MAY             , 2008)

1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that (i) pursuant to a Corporate Transaction defined in Section 2(q)(i), 2(q)(ii) or 2(q)(iii), the contractual obligations represented by the Award are assumed by the successor entity or its Parent in connection with the Corporate Transaction or (ii) pursuant to a Corporate Transaction defined in Section 2(q)(iv) or 2(q)(v) the Award is affirmed by the Company. The Award shall not be deemed “Assumed” for purposes of terminating the Award (in the case of a Corporate Transaction) if pursuant to a Corporate Transaction the Award is replaced with a comparable award with respect to shares of capital stock of the successor entity or its Parent.

(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Boyd Family” means William S. Boyd, his spouse, any direct descendant or spouse of such descendant, or any direct descendant of such spouse, and any trust or other estate in which each person who has a beneficial interest, directly or indirectly through one or more intermediaries in capital stock of the Company is one of the foregoing persons. The members of the Boyd Family shall be deemed to beneficially own any capital stock of a corporation held by any other corporation (the “parent corporation”) so long as the members of the Boyd Family beneficially own, directly or indirectly through one or more intermediates, in the aggregate 50% or more of the total voting power of the capital stock of the parent corporation.

(i) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company, by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company or a Permitted Holder) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means any committee appointed by the Board to administer the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Boyd Gaming Corporation, a Nevada corporation.

(n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or a Related Entity to render consulting or advisory services as an independent contractor and is compensated for such services.

(o) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company or any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90) day period.

(q) “Corporate Transaction” means any of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations);

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan or a Permitted Holder) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s) “Director” means a member of the Board or the board of directors of any Related Entity.

(t) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(v) “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The New York Stock Exchange, The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(y) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(z) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(aa) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(bb) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(dd) “Option” means a stock option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(ee) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ff) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(gg) “Performance Shares” means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

(hh) “Performance Units” means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(ii) “Permitted Holders” means the Boyd Family and any group (as such term is used in Section 13(d) and 14(d) of the Exchange Act) comprised solely of members of the Boyd Family.

(jj) “Plan” means this 2002 Stock Incentive Plan.

(kk) “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(ll) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(mm) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(nn) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(oo) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(pp) “Share” means a share of the Common Stock.

(qq) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 17,000,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash (in a cash payment by the Company), shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award (but only to the extent that such deferral programs would not result in an accounting compensation charge unless otherwise determined by the Administrator). The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company shall be five hundred thousand (500,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee’s Incentive Stock Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferred by will and by the laws of descent and distribution, and during the lifetime of the Grantee, by gift and or pursuant to a domestic relations order to members of the Grantee’s Immediate Family to the extent and in the manner determined by the Administrator.

(k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

(iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of other Awards, such price as is determined by the Administrator.

(v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

(iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(v) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares (including all applicable taxes) and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(vi) any combination of the foregoing methods of payment.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or a similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions/Changes in Control.

(a) Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Change in Control or at the time of an actual Corporate Transaction or Change in Control and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Change in Control, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Change in Control.

(c) The portion of any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee, unless consented to by the Grantee.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the Company’s right to terminate the Grantee’s Continuous Service at any time, with or without cause, and with or without notice.

16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

BOYD GAMING CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 15, 2008

11:00 a.m. (local time)

Suncoast Hotel and Casino

9090 Alta Drive

Las Vegas, Nevada

Boyd Gaming Corporation

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

PROXY

This proxy is solicited by the board of directors for use at the Boyd Gaming Corporation Annual Meeting of Stockholders on Thursday, May 15, 2008.

The undersigned hereby appoints William S. Boyd and William R. Boyd (collectively, the “Proxies”), or either of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Boyd Gaming Corporation, a Nevada corporation (the “Company”), to be held on Thursday, May 15, 2008 at 11:00 a.m., local time, at Suncoast Hotel and Casino, 9090 Alta Drive, Las Vegas, Nevada, and at any adjournments or postponements thereof. SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE, FOR PROPOSAL NO. 2 AND FOR PROPOSAL NO. 3, AS APPLICABLE. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

TO ACCESS THE COMPANY’S ANNUAL REPORT AND PROXY STATEMENT MATERIALS ONLINE GO TO:

http://www.boydgaming.com/proxymaterials

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

See reverse for voting instructions.

COMPANY #

CONTROL #

You may vote your proxy in any of three ways: by phone, by Internet, or by mail.

Your telephone or Internet vote authorizes the Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until noon (CDT) on May 14, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple voice-guided instructions.

VOTE BY INTERNET — http://www.eproxy.com/byd — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until noon (CDT) on May 14, 2008.

•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your record and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the provided postage-paid envelope to Boyd Gaming Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone or by Internet, please do not mail your proxy card.

The board of directors unanimously recommends a vote

FOR all of the director nominees identified in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors:	01 Robert L. Boughner 02 William R. Boyd 03 William S. Boyd 04 Thomas V. Girardi 05 Marianne Boyd Johnson 06 Luther W. Mack, Jr.	07 Michael O. Maffie 08 Billy G. McCoy 09 Frederick J. Schwab 10 Keith E. Smith 11 Peter M. Thomas 12 Veronica J. Wilson	☐ Vote FOR all nominees (except as listed below)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any nominee(s), write the number(s) of the nominee(s) in the box to the right.)

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐ For	☐ Against	☐ Abstain

3.

To approve an amendment to the Company’s 2002 Stock Incentive Plan to increase the number of shares of the Company’s common stock subject to the 2002 Stock Incentive Plan from 12,000,000 shares to 17,000,000 shares.

	☐ For	☐ Against	☐ Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

Address Change? Mark this box ☐ and indicate changes below:	Date , 2008

Signature(s) in Box

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized person. If a partnership, please sign in full partnership name by an authorized person.